                                                                   EXHIBIT 10.49

             DATED  THE                 DAY  OF              1995
            ======================================================



                                    Between



                               MICROPOLIS LIMITED
                                ("the Borrower")



                                      And



                              ST CAPITAL LIMITED
                                ("the Lender")



                 _____________________________________________



                                LOAN  AGREEMENT

                 _____________________________________________




                                 DREW & NAPIER
                            Advocates & Solicitors
                            20 Raffles Place #17-00
                                 Ocean Towers
                                Singapore 0104

                               TABLE OF CONTENTS
                               -----------------

CLAUSE HEADING                                                              PAGE
------ -------                                                              ----

  1.   INTERPRETATION.....................................................    1
  2.   PURPOSE AND USE OF THE FACILITY....................................    5
  3.   CONDITIONS PRECEDENT...............................................    5
  4.   DRAWINGS...........................................................    6
  5.   INTEREST...........................................................    7
  6.   PREPAYMENT.........................................................    7
  7.   PREPAYMENT.........................................................    8
  8.   FEES...............................................................    8
  9.   CHANGE IN CIRCUMSTANCES............................................    8
 10.   TAXES AND WITHHOLDINGS.............................................    9
 11.   PAYMENT PROVISIONS.................................................   10
 12.   SEPARATE ACCOUNT AND SET-OFF.......................................   11
 13.   REPRESENTATIONS AND WARRANTIES.....................................   12
 14.   NEGATIVE COVENANTS.................................................   15
 15.   POSITIVE COVENANTS.................................................   16
 16.   DEFAULT IN PAYMENT OF EXPENSES.....................................   19
 17.   EVENTS OF DEFAULT..................................................   19
 18.   INDEMNITIES........................................................   23
 19.   THE LENDER NOT ANSWERABLE FOR LOSS.................................   24
 20.   WAIVER NOT TO PREJUDICE RIGHT OF LENDER............................   24
 21.   COMMUNICATIONS.....................................................   24
 22.   EXPENSES AND STAMP DUTY............................................   25
 23.   REMEDIES, WAIVERS AND AMENDMENTS...................................   25
 24.   RIGHT OF CONSOLIDATION.............................................   25
 25.   SUCCESSORS AND ASSIGNS.............................................   26
 26.   COVENANT FOR FURTHER ASSURANCE.....................................   26
 27.   INCONSISTENCY/CONFLICT.............................................   26
 28.   SEVERABILITY.......................................................   27
 29.   GOVERNING LAW AND JURISDICTION.....................................   27

SCHEDULE
--------
  1.   CONDITIONS PRECEDENT...............................................   28
  2.   NOTICE OF DRAWING..................................................   30

    THIS AGREEMENT is made the                 day of             One
    --------------
thousand nine hundred and ninety-five (1995) Between: -

(1) MICROPOLIS LIMITED, a company incorporated in the Cayman Islands and
    ------------------
    having a registered office in Singapore at 5004 Ang Mo Kio Avenue 5 #01-1, Singapore 2056 (hereinafter called "the Borrower") of the one part; and

(2) ST CAPITAL LIMITED, a company incorporated in the Republic of Singapore
    ------------------
and having its registered office at 79 Robinson Road #22-00, CPF Building, Singapore 0106 (hereinafter called "the Lender") of the other part.

    WHEREAS: -
    --------

(1) The Lender has agreed at the request of the Borrower and the Guarantor (as hereinafter defined), to extend and continue to extend to the Borrower on the terms and conditions herein contained a loan facility in an amount not exceeding in the aggregate United States Dollars Twenty-One Million Five Hundred Thousand (US $21,500,000.00).

(2) The said loan facilities shall be secured, inter alia, by: -

    (a) an assignment of all rights, title, interest and benefits of the Borrower in the Building Agreement (as hereinafter defined) and a first legal mortgage of the Property (as hereinafter defined); and

    (b) an assignment of all rights, title, interest and benefits of the Borrower in the Building Contract (as hereinafter defined).

    NOW IT IS HEREBY AGREED as follows: -
    -----------------------

    1. INTERPRETATION
       --------------

    (1) Definitions:  In this Agreement, except to the extent that the context
        -----------
    requires otherwise: -

    "Architect" means the architect engaged or any substitute architect for the
     ---------
    time being engaged by the Borrower as the architect for the Project;

    "Assignment of Building Agreement" means the deed executed or to be
     --------------------------------
    executed (as the context may require) by the Borrower in favour of the Lender assigning all the Borrower's rights title interest and benefits in under or arising out of the Building Agreement and the said deed as amended, supplemented or modified from time to time;

    "Assignment of Building Contract" means the deed executed or to be
     -------------------------------
    executed (as the context may require) by the Borrower in favour of the Lender assigning all the Borrower's rights title interest and benefits in under or arising out of the Building Contract and the said deed as amended, supplemented or modified from time to time;

    "Availability Period" means the period commencing from the date hereof
     -------------------
    and ending on whichever shall be the earlier of: -

    (a)  9th June 1996 or the date of issuance of TOP, whichever is the earlier;

    (b)  the day on which the Facility is fully drawn and/or cancelled, or

    (c) the obligations of the Lender to make the same available shall cease pursuant to Clause 9 or Clause 17;

    "Building Agreement" means the Building Agreement dated 28th February 1995
     -------------------
    made between JTC and the Borrower in respect of the Property, and the said agreement as amended, supplemented or modified from time to time;

    "Building Contract" means the agreement dated 20th June 1994 made  between
     -----------------
    the Borrower and STCPL substantially on a fixed price basis in such amount as may be approved by the Lender in writing in respect of the construction of the Project (including the piling works) and the same as amended, supplemented or modified from time to time;

    "Business Day" means a day on which (a) dealings in US Dollar deposits may
     ------------
    be dealt in on the Singapore interbank market, (b) commercial banks and foreign exchange markets are open in Singapore and New York (but excludes Saturdays and Sundays) and (c) if on that day a payment or transfer of funds is to be made under this Agreement in US Dollars, commercial banks are open for business in New York City and Singapore;

    "Construction Contracts" means the Building Contract and all contracts from
     ----------------------
    time to time entered into by the Borrower for the designing, construction, equipping, fitting out and completion of the Project, including any amendment modification and supplemental to any such contracts;

    "Construction Costs" means the construction costs pertaining to the
     ------------------
    construction of the Project including professional and administrative fees related to the construction of the Project;

    "Cost Overrun"  means, at any relevant date, the amount by which the
     ------------
    aggregate cost of work completed to such date and the cost of work required to be done to complete the Project exceeds the amount provided in the document delivered by the Borrower under item 17 of Schedule 1;

    "Default Interest" means interest at the per month rate of 1.5% above the
     ----------------
    Lender's cost of funds;

    "Dollars" and the symbol "$" mean the legal currency of the Republic of
     -------                  -
    Singapore;

    "Drawing" means the drawing made or to be made (as the context may require)
     -------
    by the Borrower under the Facility;

    "Event of Default" means any of the events of default described in Clause
     ----------------
    17(1);

    "Facility"  means the term loan facility in an amount not exceeding US
     --------
    Dollars Twenty-One Million Five Hundred Thousand (US $21,500,000.00) extended or to be extended (as the context may require) by the Lender to the Borrower on the terms and conditions of this Agreement;

    "Facility Letter" means the offer of the Facility made by the Lender to the
     ---------------
    Borrower as set out in a letter dated 9th June 1995 from the Lender to the Borrower;

    "First Repayment Date"  means the date falling twelve (12) months
     --------------------
    immediately following the date of first drawdown of the Facility or upon receipt of TOP, whichever shall be the earlier;

    "Guarantee"  means the corporate guarantee executed or to be executed (as
     ---------
    the context may require) by the Guarantor in favour of the Lender as security for the Total Indebtedness and the said guarantee as amended, supplemented or modified from time to time;

    "Guarantor"  means MICROPOLIS CORPORATION, a corporation duly incorporated
     ---------
    in the State of Delaware, USA and qualified to do business in the State of California, USA;

    "JTC"  means the JURONG TOWN CORPORATION, a body corporate incorporated
     ---
    under the Jurong Town Corporation Act and its successors and assigns;

    "Land"  means all that land-known as Private Lot A14269 forming part of
     ----
    Government Survey Lots 7634, 9419, 10979 and 12500 of Mukim 18, Ang Mo Kio and situated in the Republic of Singapore as shown edged red on the plan annexed to the Building Agreement and estimated to contain an area of 17,930 square metres more or less subject to survey;

    "Lease" means the instrument of lease executed or to be executed (as the
     -----
    context may require) by JTC in favour of the Borrower pursuant to the Building Agreement, and the said instrument as amended, supplemented or modified from time to time;

    "Loan" means the aggregate principal amount of the Facility drawndown and
     ----
    for the time being outstanding;

    "Margin"  means two per cent. (2%);
     ------

    "Mortgage"  means the first legal mortgagee executed or to be executed (as
     --------
    the context may require) by the Borrower in favour of the Lender in respect of the Property as security for the Total Indebtedness, and the said document as amended, supplemented, varied or modified from time to time;

    "Notice of Drawing"  means a notice of drawing given by the Borrower
     -----------------
    pursuant to Clause 4 (1);

    "Potential Event of Default" means any event or circumstance which, if it
     --------------------------
    continued after the giving of any notice, the expiry of any grace period, and/or (as the case may be) the making of any determination by the Lender, provided for in Clause 17(1), would become an Event of Default;

    "Project"  means the factory building constructed or to be constructed on
     -------
    the Land in accordance with (1) the planning approval issued by the Deputy Director (Development and Building Control) Public Works Department and such amendments thereto made from time to time by the competent authority and (2) the Building Contract;

    "Property"  means the Land together with the buildings erected or to be
     --------
    erected thereon;

    "Proprietary Nature"  means in relation to any information pertaining to
     ------------------
    trademarks, tradenames, trade secrets and all other product processes in connection with the Borrower's business;

    "Quantity Surveyor"  means the quantity surveyor appointed for the Project;
     -----------------

    "Security Documents"  means the Assignment of Building Agreement, the
     ------------------
    Mortgage, the Assignment of Building Contract, the STCPL Undertaking and any and every other document from time to time executed to secure, inter alia, the obligations of the Borrower under this Agreement and includes any of the said documents as amended, supplemented or modified from time to time;

    "SIBOR"  means the rate of interest at which prime banks in Singapore are
     -----
    offered US Dollar deposits in an amount comparable to the Drawings or the Loan as the case may be for a term of one (1) month in the Singapore interbank market at or about 11:00 a.m. on the Second Business Day before the first day of that interest period;

    "STCPL"  means SINGAPORE TECHNOLOGIES CONSTRUCTION PTE LTD, a company
     -----
    incorporated in Singapore and having its registered office at 9 Bishan Place #08-00 Junction 8, Singapore 2057 and includes its successors and assigns;

    "STCPL Security Documents" means
     ------------------------

    (a) the second deed of assignment executed or to be executed (as the context may require) by the Borrower in favour of STCPL assigning all the Borrower's rights title interest and benefits in under or arising out of the Building Agreement and the said deed as amended, supplemented or modified from time to time;

    (b) the second legal mortgage executed or to be executed (as the context may require) by the Borrower in favour of STCPL in respect of the Property as security for the Secured Debt as therein defined, and the said document as amended, supplemented, varied or modified from time to time;

    "STCPL Undertaking"  means the deed of undertaking executed or to be
     -----------------
    executed (as the context may require) by STCPL and the Lender and the same as amended, supplemented, modified or substituted from time to time;

    "TOP"  means the temporary occupation permit issued or to be issued by the
     ---
    competent authority in respect of the Project;

    "Total Indebtedness"  means the sum total of the Borrower's liabilities to
     ------------------
    the Lender arising out of or in connection with the Facility including interest, commission and all charges payable in respect of the Facility and all sums due hereunder and under the Security Documents at any given time;

    "US Dollars"  and the symbol "US$" mean the lawful currency of the United
     ----------
    States of America;

    "USA"  means the United States of America; and
     ---

    "Valuation Report" means a valuation report addressed to the Lender valuing
     ----------------
    the market value of the Property at the relevant time, in form and substance satisfactory to the Lender, prepared by a valuer acceptable to the Lender.

(2) Miscellaneous Construction:  The headings in this Agreement are inserted
    --------------------------
for convenience only and shall be ignored in construing this Agreement. Unless the context requires otherwise, words denoting the singular number only shall include the plural and vice versa and words importing the masculine gender only include the feminine and neuter gender.

    Any reference to a "time of the day" is to Singapore time unless otherwise
                        ---------------
stated. References to a statute shall be deemed to be references to that statute as from time to time amended or re-enacted. References to "Schedules"
                                                                    ---------
and  "Clauses" are to be construed as references to schedules to and clauses of
      -------
this Agreement.

2.  PURPOSE AND USE OF THE FACILITY
    -------------------------------

(1) Availability of Facility:  Subject to the terms and conditions herein
    ------------------------
contained and in particular those of Clause 3, the Borrower and the Guarantor have requested the Lender and the Lender has agreed to make available and continue to make available to the Borrower the Facility for the purposes herein stated.

(2) Purpose:  The Facility shall be utilised by the Borrower only for
    -------
financing the  development of the Project.

3.  CONDITIONS PRECEDENT
    --------------------

    Subject to the terms and conditions herein contained, the Facility will become available to the Borrower when the following conditions have been satisfied;

    (1) Receipt of Documents:  The Lender has received documents appearing to it
        --------------------
    to comply with the requirements of Schedule 1A and has found them satisfactory.

    (2) Other Conditions:  Upon the following conditions being satisfied:
        -----------------

        (a) that all acts, conditions and things required to be done and performed and to have happened precedent to the execution and delivery of this Agreement, the Security Documents and the Guarantee and to constitute the same legal, valid and binding obligations enforceable in accordance with their respective terms, shall have been done and performed and have happened in due and strict compliance with all applicable laws;

        (b) that all costs and expenses (including legal fees) payable in connection with this Agreement, the Security Documents and the Guarantee have been paid;

        (c) that there is no material adverse change in (i) the financial condition of the Borrower, the Guarantor and STCPL; (ii) the operating environment and management of the Borrower, the Guarantor and STCPL; or
        (iii) the Property;

        (d) that no Event of Default or Potential Event of Default has occurred and is continuing;

        (e) there has been no change in the shareholding of the Borrower since the date hereof;

        (f) the Lender being satisfied that there are no legal proceedings, suits or actions of any kind levied or commenced upon the Borrower or the Guarantor (collectively "legal proceedings") or that if there are legal proceedings, against the Borrower or the Guarantor, the Lender is satisfied that such legal proceedings will not materially affect the ability of the Borrower or the Guarantor to perform its obligations under this Agreement, the Security Documents and the Guarantee, respectively; and

        (g) the Lender being satisfied that the Borrower is the sole beneficial owner of the property and that title to the Property is in order.

4.  DRAWINGS
    --------

    Subject to the terms and conditions contained in this Agreement, and in particular to all conditions precedent under Clause 3 being complied with, the Borrower may at any time during the Availability Period drawdown the Facility as follows: -

    (1) Notice of Drawing:  The Borrower shall give the Lender not less than two
        -----------------
    (2) Business Days' prior notice of drawing, the date of drawing to be a Business Day, and such notice shall be substantially in the form of Schedule 2 duly completed by the Borrower Provided Always that on both the date of the Notice of Drawing and the date of the proposed drawdown no Event of Default or Potential Event of Default shall have occurred which remains unwaived.

    (2) Supporting Documents:  Every Notice of Drawing given pursuant to sub-
        ---------------------
    Clause (1) above shall be supported by the following documents: -

        (a) the Architect's certificate or the invoices issued by STCPL in connection with the construction of the Project and/or all other invoices or bills pertaining to any Construction Costs approved by the Lender;

        (b) evidence satisfactory to the Lender that there are no Cost Overruns or that all Cost Overruns have been paid by the Borrower into an account designated by the Lender for such purpose;

  (c) all such approvals and documents as may be required by and    satisfactory
to the Lender in support of the required Drawing.

    (3) Limit of Each Drawing:  Each Drawing shall be in an amount not exceeding
        ---------------------
    100% of the amount due on the relevant Architect's certificate or the invoices and bills referred to in Clause 4(2)(a) and shall be in an amount of not less that US Dollars Five Hundred Thousand (US$500,000.00) or in such other amounts as may be agreed to or prescribed by the Lender.

    (4) Notice Irrevocable:  Every Notice of Drawing shall be effective only on
        ------------------
    receipt by the Lender and shall be irrevocable and the Borrower shall be bound to borrow and draw in accordance with the notice. Thereafter, in addition to the other remedies of the Lender hereunder, the Borrower shall have full liability and accountability for any costs incurred by the Lender resulting from the failure of the Borrower to effect the Drawing or a failure to satisfy the conditions for such Drawing, including but not limited to losses from re-employment of funds obtained from the Drawing at rates lower than the cost of such funds.

    (5) Cancellation of Undrawn Amounts:  Principal amounts of the Facility not
        --------------------------------
    drawndown by the expiry of the Availability Period shall be deemed to be cancelled and shall not be reinstated unless an extension of time thereof shall have been previously agreed to in writing by the Lender, which the Lender may do at its absolute discretion and upon such terms and conditions as the Lender may deem fit to impose.

5.  INTEREST
    --------

(1) Interest on Loan:  The Borrower shall pay interest on the Loan at the per
    -----------------
annum rate determined by the Lender to be the aggregate of the Margin and one
(1) month's SIBOR from time to time. Interest on the Loan shall be payable monthly in arrears and be calculated and accrue daily on the number of days elapsed over a 360-day year.

(2) Alternative Interest Rate:  If the Lender shall at any time reasonably
    -------------------------
determine that for any reason adequate and reasonable means do not exist for the purpose of ascertaining or determining SIBOR for such interest period, the Lender shall negotiate in good faith with a view to agreeing upon a mutually acceptable alternative basis for determining such interest rate. If, within such period as the Lender shall consider to be reasonable, such period being not less than thirty (30) days from the date of the aforesaid notice to the Borrower, the Borrower and the Lender are unable to agree upon such alternative basis for determining such interest rate, then the Lender shall have the right upon giving thirty (30) days' notice to the Borrower to require the Borrower to repay the whole of the Loan as at the expiry of the said notice, with interest thereon at such fair and reasonable rate as shall be certified by the Lender. Where the Lender and the Borrower agree upon a mutually acceptable alternative basis for determining the interest rate from time to time, all references to interest rate and SIBOR in this Agreement shall be deemed to be a reference to the interest rate so determined on such alternative basis.

(3) Default Interest:  If the Borrower does not pay any sum payable hereunder
    ----------------
when due, it shall on demand pay Default Interest (both before and after judgment) on the amount from time to time outstanding in respect of that overdue sum for the period beginning on its due date and ending on the date of
its receipt by the Lender.   Any interest which is not paid on demand shall be
added to the overdue sum and  itself bear interest on monthly rest accordingly.

6.  REPAYMENT
    ---------

    The Borrower hereby covenants and undertakes with the Lender to repay the Loan in seventy-two (72) principal instalments. The first of such repayment instalment of US Dollars Two Hundred and Ninety-Eight Thousand Six Hundred and Nineteen (US$298,619.00) shall be repaid together with interest thereon, on the First Repayment Date and the subsequent seventy-one (71) repayment instalments of US Dollars Two Hundred and Ninety-Eight Thousand Six Hundred and Eleven (US$298,611.00) each, shall be repaid together with interest thereon at monthly intervals thereafter.

7.  PREPAYMENT
    ----------

    The Borrower may prepay the Loan in whole or in part by giving the Lender not less than three (3) months' prior notice or upon payment to the Lender three
(3) months' interest in lieu of such notice, together with accrued interest thereon calculated up to the date of prepayment and any other sum due hereunder, subject to the following conditions: -

    (1) Prepayment Premium:   The Borrower shall pay a prepayment fee of 0.5%
        --------------------
    flat on all amounts prepaid. Such fee shall be paid on the date of the intended prepayment.

    (2) Partial Prepayment:   Where only a part of the Loan is to be prepaid,
        ------------------
    such prepayment shall be a sum of not less than US Dollars Five Hundred Thousand (US $500,000.00) or an integral multiple thereof and shall be applied in or towards repayment and satisfaction of the Loan in the inverse order of maturities. No partial prepayment of the Loan shall relieve the Borrower of its obligations under this Agreement except to the extent of the amount prepaid (plus the amount of all previous prepayments, if any).

    (3) No Re-Borrowing:  Amounts repaid or prepaid may not be reborrowed or
        ---------------
    redrawn or exchanged.

    (4) Notice Irrevocable:  Any notice of prepayment given by the Borrower
      ------------------
    under this Agreement will oblige the Borrower to prepay in accordance with that notice. Notice of prepayment once having been received shall be irrevocable and binding on the Borrower.

8.  FEES
    ----

(1) Cancellation Fees:  The Borrower may at any time cancel all or part of the
    -----------------
Facility by giving to the Lender not less than fourteen (14) days' prior written notice and paying to the Lender a cancellation fee of 0.5% flat on the amount so cancelled on expiry of the said notice. A cancellation fee of 0.5% flat shall also be payable on any part of the Facility not drawn by the Borrower by the last day of the Availability Period, and such cancellation fee shall be paid on such last day. The aggregate amount of the Facility will, with effect from the date of such notice or expiry of the Availability Period (as the case may be) be reduced to the extent of the amount so cancelled and shall not thenceforth be available to the Borrower.

(2) Commitment Fee:  The Borrower shall pay to the Lender a commitment fee of
    --------------
0.2% per annum on the undrawn portion of the Facility payable monthly in arrears. The said commitment fee shall accrue from day to day and be calculated on the basis of a year of 360 days and the number of days elapsed commencing from 9th June 1995.

9.  CHANGE IN CIRCUMSTANCES
    -----------------------

(1) Illegality:  If at any time it is or will become unlawful or contrary to any
    ----------
directive of any agency of any state for it to allow all or part of the Loan to remain outstanding, to make, fund or allow to remain outstanding all or part of the Loan, to carry out all or any of its other obligations under this Agreement and the Security Documents and/or to charge or receive interest at the rate or rates applicable, upon the Lender notifying the Borrower: -

    (a) the Facility shall be cancelled and the Lender shall not be liable to the Borrower in any way whatsoever for such cancellation; and/or

    (b) the Borrower shall prepay or repay the Loan together with interest thereon on the next date for the payment of interest on the Loan or within ninety (90) days of the notification (whichever is earlier) or on such earlier date as the Lender shall certify to be necessary to comply with the relevant law or directive, and any other sum then due to the Lender under this Agreement.

2.  Increased Costs:  If any change in any applicable law, regulation or
    ---------------
official requirements or in the interpretation thereof by any governmental authority charged with the administration thereof or compliance by the Lender with any request from the Monetary Authority of Singapore or any central bank or other fiscal, monetary or other authority (whether or not having the force of law) shall: -

    (a) Tax and Withholding:  subject the Lender to any tax, deduction or
        -------------------
    withholding of any nature with respect to this Agreement and the Security Documents or the Loan (other than taxation on gains profits or income of the Lender); or

    (b) Basis of Taxation:  change the basis of taxation to the Lender of
        -----------------
    payments of principal, interest or other fees in respect of the Loan (other than taxation on gains, profits or income of the Lender); or

    (c) Modification:  impose, modify or deem applicable any reserve
        ------------
    requirements against any assets of, deposits with or for the account of, or loans by the Lender;

and the result of any of the foregoing is to increase the cost to the Lender of making, maintaining or funding the Loan or to reduce the amount of any payment received or receivable by the Lender, then and in any such case: -

    (i) Notification:  the Lender shall promptly notify the Borrower in writing
        ------------
    of the happening of such event;

    (ii) Compensation:  The Borrower shall indemnify the Lender against
         ------------
    that increased cost, reduction, payment or foregone interest or other return (except to the extent that the Borrower is liable to compensate it therefor under Clause 10(2)(i) or (ii)) and accordingly pay to the Lender on demand such amount as will compensate the Lender for such additional cost or reduction in amount calculated from the date such additional cost was first incurred or such reduction in amount suffered;

    (iii) Prepay:  the Borrower may upon giving at least thirty (30) days' prior
          ------
    written notice to the Lender or upon payment to the Lender of thirty (30) days' interest in lieu of such notice prepay without any prepayment fee the Loan in full or in part in accordance with the provisions of this Clause, together with accrued interest thereon calculated up to the date of prepayment and any other sum due hereunder and under the Security Documents; and

    (iv) Certification:  the certificate of the Lender as to any additional
         -------------
    amount payable to it pursuant to this Clause shall, save for manifest error, be prima facie evidence.

10. TAXES AND WITHHOLDINGS
    ----------------------

(1) Payments to be free and clear:  All sums payable by the Borrower under this
    ------------------------------
Agreement and the Security Documents shall be paid (a) free of any restriction or condition, (b) free and clear of and (except to the extent required by law) without any deduction or withholding on account of any tax and (c) without deduction or withholding (except to the extent required by law) on account of any other amount, whether by way of set-off or otherwise.

(2) Grossing-up of Payments:  If (a) the Borrower or any other person is
    ------------------------
required by law to make any deduction or withholding on account of any such tax or other amount from any sum paid or payable by the Borrower to the Lender under this Agreement or any Security Document or (b) the Lender (or any person on its behalf) is required by law to make any deduction or withholding from, or (except on account of tax on the overall net income of the Lender) any payment on or calculated by reference to the amount of, any sum received or receivable by the Lender under this Agreement or any Security Document, the Borrower shall notify the Lender of any such requirement or any change in any such requirement as soon as it becomes aware of it, and: -

    (i) pay any such tax or other amount before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on the Borrower) for its own account or (if that liability is imposed on the Lender) on behalf of and in the name of the Lender;

    (ii) the sum payable by the Borrower shall (except, in the case of any such payment, to the extent that its amount is not ascertainable when that sum is paid) be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Lender receives on the due date and retains (free from any liability in respect of any such deduction, withholding or payment) a net sum equal to what it would have received and so retained had no such deduction, withholding or payment been required or made; and

    (iii) within fourteen (14) days after paying any sum from which it is required by law to make any deduction or withholding, and within fourteen
    (14) days after the due date of payment of any tax or the amount which it is required by paragraph (ii) above to pay, the Borrower shall deliver to the Lender evidence satisfactory to the Lender of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority.

3.  Continuing Obligations:  Without prejudice to the survival of any other
    ----------------------
agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in sub-Clauses (1) through (2) above shall survive the payment in full of the Total Indebtedness.

11. PAYMENT PROVISIONS
    ------------------

(1) Place of Payment:  All payments to be made hereunder by the Borrower shall
    ----------------
(a) in Dollars, be made by the Borrower in Dollars not later than 1 p.m. on the due date or dates to the Lender at 79 Robinson Road #22-00, CPF Building, Singapore 0106, and (b) in US Dollars, be made by the Borrower in US Dollars not later than 1 p.m. on the due date or dates to the Lender via THE DEVELOPMENT BANK OF SINGAPORE LIMITED, N.Y. AGENCY, ABA 581 CHIPS UID 034675 favouring DBS Bank Singapore for account of ST CAPITAL LIMITED Account No. 0099-314-133-581 quoting reference "MICROPOLIS LIMITED US $21.5 Million Loan Agreement dated (__________________) 1995" Provided Always that all payments of principal and interest in respect of the Loan, unless otherwise agreed to by the Bank, shall be made in US Dollars.

(2) Business Day:  If any sum becomes due for payment under or pursuant to
    ------------
this Agreement and the Security Documents on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month in which event such payment shall be made on the Business Day preceding the due date, and all calculations of interest shall be adjusted accordingly.

(3) Debit:   The Lender shall be entitled, but is not obliged to, from time to
    -----
time to debit any of the accounts of the Borrower with the Lender in respect of interest, commission, charges, fees and all other moneys due and payable hereunder.

(4) Appropriation:  If the amount received by the Lender from the Borrower on
    --------------
any date is less than the total sum remaining or becoming due under this Agreement and the Security Documents on that date, then regardless of any appropriation of all or part of that amount by the Borrower, the Lender shall apply that amount in payment of whichever part(s) of that sum it determines to be most appropriate.

(5) Application of Payments:  All payments made to the Lender shall be applied
    -----------------------
first against fees and expenses payable hereunder and under the Security Documents, then against interest due on amounts in default, if any, then against interest due on principal moneys outstanding under the Facility, and thereafter against the principal moneys outstanding under the Facility.

(6) Other Provisions:  The Borrower shall not be entitled to exercise any right
    ----------------
of retention, set-off or counterclaim with regard to any claim against the Borrower hereunder, any such rights being expressly waived by the Borrower.

(7) Certification:  A statement or certificate by the Lender certifying the
    -------------
amount due at any time in respect of any moneys owing or payable by the Borrower to the Lender and/or any liabilities incurred by the Lender and payable by the Borrower to the Lender under or by virtue of any terms conditions or stipulations of this Agreement and the Security Documents shall (in the absence of any manifest error) be final and conclusive of the matters so certified and be binding upon the Borrower and shall also be accompanied by the basis and calculation of such amount which shall be prima facie and binding on the Borrower save for manifest error.

12. SEPARATE ACCOUNT AND SET-OFF
    ----------------------------

(1) Set-Off:  The Borrower authorises the Lender to apply (without prior
    -------
notice) any credit balance to which it is at any time beneficially entitled on any account at any office of the Lender in or towards satisfaction of any sum then due from it in respect of the Total Indebtedness and the Lender shall thereafter notify the Borrower of such application as soon as practicable. For that purpose the Lender is authorised to use all or any part of any such credit balance to buy such other currencies as may be necessary to effect such application. The Lender shall not be obliged to exercise any of its rights under this Clause, which shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which it is at any time otherwise entitled (whether by operation of law, contract or otherwise).

(2) Separate Accounts:  In the event of the commencement of the winding-up of
    -----------------
the Borrower or of the Security Documents ceasing for any reason to be binding on the Borrower or STCPL, or if the Borrower or any person shall execute or create any further or subsequent mortgage charge or incumbrance fixed or floating over or otherwise deal with any of the properties rights and benefits charged under the Security Documents, or any part or parts thereof in favour of any other person of which the Lender receives notice either actual or constructive, the Lender may on receiving such notice forthwith open a new or separate account with the Borrower in the books and if the Lender does not in fact open such new or separate account the Lender shall nevertheless be deemed to have done so at the time when the Lender received or was deemed to have received such notice (hereinafter called "the time of notice") and as from and after the time of notice all payments in account made by the Borrower or by or on behalf of the Borrower to the Lender shall (notwithstanding any legal or equitable rule of presumption to the contrary) be placed or deemed to have been placed to the credit of the new or separate account so opened or deemed to have been opened as aforesaid and shall not go in reduction of the amount owing by the Borrower to the Lender at the time of notice. PROVIDED ALWAYS that nothing in this paragraph contained shall prejudice the security which the Lender otherwise would have had under the Security Documents for the payment of the moneys costs charges and expenses herein referred to notwithstanding that the same may become due or owing or be incurred after the time of notice.

13. REPRESENTATIONS AND WARRANTIES
    ------------------------------

(1) The Borrower hereby represents and warrants to and for the benefit of the Lender as follows: -

    (a) Status of Borrower:  it is a company with limited liability duly
        ------------------
    registered and validly existing under the laws of the Cayman Islands and registered in Singapore as a foreign company under the laws of Singapore, and has the power and authority to own assets and to conduct the business which it conducts and/or proposes to conduct;

    (b) Status of Guarantor:  the Guarantor is a corporation duly incorporated
       -------------------
    in the State of Delaware, USA and qualified to do business in the State of California, USA and has the power and authority to own assets and to conduct the business which it conducts and/or proposes to conduct;

    (c) Certification:  the certified copies of the Memorandum and Articles of
        -------------
    Association and the board resolutions of the Borrower delivered by the Borrower to the Lender are true and accurate copies of the corporate records of the Borrower; the certified copies of the Certificate of Incorporation and Bylaws and the board resolutions of the Guarantor delivered by the Guarantor to the Lender are true and accurate copies of the corporate records of the Guarantor;

    (d) Powers:  the execution, delivery and performance of this Agreement, the
        ------
    Security Documents and the Guarantee are or will when executed be within the corporate powers of the Borrower and the Guarantor and/or have been duly authorised by all necessary governmental approvals, and do not or will not contravene any law or any contractual restriction binding on the Borrower or the Guarantor or any provision of their Memorandum and Articles of Association and the Certificate of Incorporation and Bylaws respectively;

    (e) Obligations:  this Agreement, the Security Documents and Guarantee when
        -----------
    executed will be the legal, valid and binding obligations of the Borrower and the Guarantor respectively enforceable in accordance with their respective terms;

    (f) Authorisations and Consents:  all action, conditions and things required
        ----------------------------
    to be taken, fulfilled and done (including the obtaining of any necessary consents) in order (i) to enable the Borrower and the Guarantor lawfully to enter into, exercise their respective rights and perform and comply with their respective obligations under this Agreement, the Security Documents and the Guarantee, (ii) to ensure that those obligations are legally binding and enforceable and (iii) to make this Agreement, the Security Documents and the Guarantee admissible in evidence in the courts of Singapore, the Cayman Islands and USA have been taken, fulfilled and done;

    (g) Non-Violation of Laws Etc:  the Borrower's and the Guarantor's entry
        -------------------------
    into, exercise of their respective rights and/or performance of or compliance with their respective obligations under this Agreement, the Security Documents and the Guarantee do not and will not violate (i) any law to which they are subject or (ii) any of the documents constituting the Borrower or the Guarantor or (iii) any agreement to which they are a party or which is binding on them or their assets, and do not and will not result in the existence of, or oblige them to create, any security over those assets;

    (h) Breach of Other Contracts:  there is no provision of any existing
        -------------------------
    mortgage, trust deed, contract, licence, franchise, concession or agreement binding on the Borrower or the Guarantor which is being contravened or breached by the acceptance by the Borrower of the Facility or the execution of this Agreement, the Security Documents and the Guarantee by the Borrower and the Guarantor respectively or by the Borrower's and the Guarantor's performance or observance of any of their respective obligations under this Agreement, the Security Documents and the Guarantee;

    (i) Approvals Relating to Project:  all approvals as may be necessary for
        -----------------------------
    the purchase of the Property and the development of the Project have been obtained from the competent authorities, as in full force and effect and that all the conditions specified therein have been complied with, and that in respect of the approvals which are to be obtained hereafter, they will be obtained and when obtained all the conditions specified therein will be duly complied with;

    (j) Litigation:  no litigation, arbitration or administrative proceeding is
        -----------
    current or pending (i) to restrain the entry into, exercise of the Borrower's or the Guarantor's rights under and/or performance or enforcement of or compliance with its obligations under this Agreement, the Security Documents and the Guarantee, or (iii) which has or could have a material adverse effect on the ability of the Borrower or the Guarantor to perform its obligations under this Agreement, the Security Documents and the Guarantee respectively;

    (k) Proceedings:  there are no proceedings pending before any court or
        -----------
    threatened against or affecting the Borrower or the Guarantor and no proceedings are before any government agency or administrative body pending or threatened against the Borrower or the Guarantor which would materially affect its financial condition or its operations or impair its rights to carry on its business substantially as now conducted or the ability of the Borrower to discharge the Total Indebtedness and the Guarantor's ability to perform and discharge their obligations under this Agreement, the Security Documents and the Guarantee respectively and the Borrower and the Guarantor have complied with all applicable statutes and regulations of all government authorities having jurisdiction over the Borrower and the Guarantor;

    (1) Dissolution:  the Borrower and the Guarantor are solvent and no steps
        -----------
    have been taken or are being taken by the Borrower or the Guarantor or by their respective shareholders, nor have any legal proceedings been started or threatened for the Borrower's or the Guarantor's dissolution or winding-up or for the appointment of a receiver, receiver and manager, or liquidator, judicial manager, trustee or such other officers in similar capacity to take over the Borrower or the Guarantor or all or any of its assets;

    (m) Payment of Taxes and Rates:  the Borrower and the Guarantor have filed
        --------------------------
    all tax returns which they are required by law to file and have paid or made adequate provision for the payment of all taxes, assessments, fees and other governmental charges assessed against them or upon any of their properties or assets, income or franchises or any of them except those taxes, assessments, fees and other governmental charges that are being contested in good faith and when so contested may remain unpaid;

    (n) Event of Default:  no Event of Default or Potential Event of Default has
        -----------------
    occurred and/or is continuing;

    (o) Cross Acceleration:  the Borrower has not failed to pay any indebtedness
        ------------------
    for borrowed money (including capital and financial leases but excluding operating leases) at its stated maturity, nor has any such indebtedness become due or declared to be payable prior to its stated maturity as a result of a default by the Borrower thereunder; the Guarantor has not failed to pay any indebtedness for borrowed money (including capital and financial leases but excluding operating leases) at its stated maturity, nor has any such indebtedness become due or declared to be payable prior to its stated maturity as a result of a default by the Guarantor thereunder;

    (p) Material Adverse Change:  there is no material adverse change in the
        -----------------------
    business, assets, financial condition, operating environment, management of the Borrower, the Guarantor or the Project or other conditions which will materially affect the ability of the Borrower or the Guarantor to perform its obligations under this Agreement, the Building Contract, the Security Documents, the Guarantee or any of them;

    (q) Accounts:  the audited financial statements of the Borrower, and the
        --------
    Guarantor which have previously been submitted by the Borrower and the Guarantor to the Lender are complete and correct and fairly represent the financial condition of the Borrower and the Guarantor and the results of their operations for the period stated in accordance with generally accepted accounting principles applied on a consistent basis;

    (r) Ownership of Assets:  the Borrower is the sole legal and beneficial
        -------------------
    owner of the properties charged in the Security Documents to which it is a party and that as at the date of drawdown of the Facility, such assets will be free from any lien, charge or encumbrance save for the charges constituted by the Security Documents;

    (s) Breach of Security Documents:  there is no breach of any of the terms
        ----------------------------
    and conditions of any of the Security Documents, the Guarantee, the Building Agreement or the Lease which could reasonably be expected (i) to have an effect on the ability of the Borrower to discharge its obligations hereunder, (ii) to impair the ability of the Lender to enforce the obligations of the Borrower under the Security Documents or realise upon the collateral provided pursuant to the Security Documents; or (iii) to have an adverse effect on the value of the collateral provided pursuant to the Security Documents or the amount which the Lender would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such collateral;

    (t) Governing Law:  in any legal proceedings in the Cayman Islands in
        -------------
    relation to this Agreement and the Security Documents or USA in relation to the Guarantee, the choice of the laws of Singapore to govern this Agreement, the Security Documents and the Guarantee respectively (where applicable) under the applicable law of the Cayman Islands and USA respectively and will, with respect to the essential elements and effects thereof, be recognised and applied:

    (u) No Immunity:  the Borrower and the Guarantor are under applicable law of
        ------------
    Singapore, the Cayman Islands and USA, subject to civil and commercial law with respect to their obligations under this Agreement, the Security Documents and the Guarantee, the entering into of which constitute their private and commercial acts; each of the Borrower and the Guarantor is subject to legal proceedings in Singapore, the Cayman Islands, USA and elsewhere and neither the Borrower nor the Guarantor nor any of their respective assets is entitled to immunity from suit, execution, attachment or other legal process.

(2) Repetition:  Each of the representations and warranties contained in the
    ----------
preceding sub-Clause shall survive and continue to have full force and effect after the execution of this Agreement and the Borrower hereby warrants to the Lender that the above representations and warranties will be true and correct and fully observed until the Total Indebtedness is fully paid and until no sums remain to be lent under this Agreement.

14. NEGATIVE COVENANTS
    ------------------

    The Borrower hereby covenants with the Lender as follows: -

    (1) Negative Pledge:  save and except for the charge in favour of The CIT
        ---------------
    Group/Business Credit Inc. ("CITBC") under the Financing Agreement dated 18th March 1992, not to create or permit to arise or subsist any mortgage charge (whether fixed or floating) pledge, hypothecation, lien or other encumbrance whatsoever on any of its assets, properties and undertaking charged under the Security Documents, without the prior written consent of the Lender, such consent not to be unreasonably withheld;

    (2) Disposals/Change of Business:  not (whether by a single transaction or a
        ----------------------------
    number of related or unrelated transactions and whether at the same time or over a period of time) (a) sell, transfer, lease out, lend or otherwise dispose of the whole of its assets or of any part of its assets which, when aggregated with all other disposals by it required to be taken into account under this sub-Clause (2), is material in relation to its assets or the disposal of which (when so aggregated) could have a material adverse effect on it, or (b) materially change the scope or nature of its business, whether by disposal, acquisition or otherwise, The following disposals shall not be taken into account under this sub-Clause (2):-

       (i) disposals in the ordinary course of business; and

       (ii) any disposal which the Lender shall have agreed shall not be taken into account;

    (3) Amendment to Memorandum and Articles of Association:  not to amend or
        ---------------------------------------------------
    alter any provisions of its Memorandum and Articles of Association relating to its borrowing powers, powers to guarantee and charge its assets as security for any third party borrowings and its principal business activities unless with the prior consent of the Lender, such consent not to be unreasonably withheld or delayed;

    (4) Transfer of Shares:  not to register any transfer of shares in the
        ------------------
    Borrower or allot shares to a party other than the shareholders as at the date hereof without the prior written consent of the Lender such consent not to be unreasonably withheld or delayed;

    (5) Sale of Property:  not to sell, lease, transfer, assign, alienate or
        ----------------
    otherwise dispose of or part with in any way ownership, possession or custody of the Property or any part thereof or grant any licence or permission to any person to occupy use or operate the same without the Lender's prior written consent such consent not to be unreasonably withheld or delayed;

    (6) Reconstruction or Amalgamation:  not to effect any form of
        ------------------------------
    reconstruction or amalgamation by way of a scheme of arrangement or otherwise and shall not approve, permit or suffer any change of ownership (whether legal or beneficial) or transfer any part of its issued capital without the consent of the Lender such consent not to be unreasonably withheld or delayed;

    (7) Borrowings:  save and except for the facilities granted by CITBC and/or
        ----------
    any financing and/or refinancing arrangements related and/or similar thereto, not to obtain any borrowings from other banks or financial institutions without the prior written consent of the Lender such consent not to be unreasonably withheld or delayed;

    (8) Appointment of Judicial Manager:  not to appoint a judicial manager to
        -------------------------------
    over the assets and undertaking of the Borrower;

    (9) Variation of Project:   not to vary any of the terms of the Building
        ---------------------
    Contract or agree to or vary the amount of the Contract Sum (as therein defined) which is to be fixed at Dollars Forty-One Million (S$41,000,000.00) without the prior written consent of the Lender, such consent not to be unreasonably withheld or delayed;

    (10) Change in Contractor:  not to effect any change in the contractor
         --------------------
    appointed for the Project:

    (11) Actions of the Borrower:  not to take or omit to take any actions
         -----------------------
    which act or omission could materially and adversely affect the value of the Property. It shall, at its own expense, promptly take all action which is at any time reasonably necessary or desirable to perfect the value of its and the Lender's interest in, and rights to, the Property.

15. POSITIVE COVENANTS
    ------------------

    The Borrower hereby undertakes and agrees with the Lender as follows:

    (1) Unaudited Accounts:  to deliver to the Lender, unaudited financial
        ------------------
    statements within sixty (60) days of the end of each financial year;

    (2) Audited Accounts:  to furnish the Lender with audited financial
        ----------------
    statements every year within six (6) months of the end of the fiscal year;

    (3) Conduct of Business:  to carry on and conduct its affairs and business
        -------------------
    in a proper and efficient manner and to keep or cause to be kept all its properties and assets in a good state of repair and condition in accordance with good commercial practice;

    (4) Termination of Business:  not without the prior written consent of the
        -----------------------
    Lender such consent not to be unreasonably withheld or delayed, terminate any of its business as now conducted which will substantially and adversely affect the financial condition of the Borrower;

    (5) Change of Directors:  to notify the Lender of any change in the board of
        -------------------
    directors and senior management of the Borrower within fourteen (14) days of such change;

    (6) Approvals:  to obtain all necessary licences and comply with all laws
        ---------
    regulations rules and orders relating to the carrying on of its business;

    (7) Financial and Other Information:  to furnish and provide the Lender with
        --------------------------------
    and permit the Lender to obtain all such statements information explanation and data save and except such information which may be of a proprietary nature, as the Lender may reasonably require regarding the affairs and operations administration financial corporate or other whatever state or condition of the Borrower or any of the matters in this Clause mentioned together with a list of all persons firms corporations companies or group of companies which the Borrower is able to control or influence so as to enable the Lender to comply with Section 29 of the Banking Act (Cap. 19) and shall forthwith inform the Lender of any change in such list as soon as such change occurs;

    (8) Planning Approvals:   to obtain all necessary planning approvals and any
        ------------------
    other requisite approvals for the Project issued in favour of the Borrower by the competent authorities, including the Urban Redevelopment Authority, Building Control and the Development Control Divisions, and to notify the Lender immediately of any amendment to any planning approval made by this competent authority;

    (9) Furnish Plans and Documents Relating to the Project:   to furnish or
        -----------------------------------------------------
    make accessible to the Lender, detailed approved building plans, specifications, survey plans and Construction Contracts and other information in respect of the Project;

    (10) Commencement and Completion of Construction:  to obtain TOP by 30th
         --------------------------------------------
    September 1996 or such later date as may be allowed by the Lender at its sole discretion;

    (11) Notification of Changes:   to notify the Lender of (a) any amendment to
         ------------------------
    any planning approval made by the competent authority, (b) a breach of any of the terms and conditions of the Building Contract or any other contract entered into by the Borrower in respect of the Project and of any arbitration litigation or other proceedings in respect thereof and any consent or approval issued by any relevant authority in connection with the Project or the Facility and (c) any anticipated amendment or breach as aforesaid;

    (12) Payment of Cost Overruns:  to pay out of its own resources all Cost
         ------------------------
    Overruns certified by the Quantity Surveyor or the Architect into an account designated by the Lender for such purpose, and until payment thereof, the Lender shall be entitled not to make any advance under the Facility;

    (13) Payment of Construction Costs:  to provide evidence to the Lender that
         ------------------------------
    all sums due to STCPL under the Architect's certificate, the invoices and bills pertaining to the construction of the Project, referred to in Clause 4(2)(a) have been paid, and additionally to provide the Lender with copies of the official receipts for such payments made;

    (14) Insurance Policies:  to take out and maintain or cause to be taken out
         ------------------
    and maintained all risks policies of insurance in the form of a Contractor's All Risk Policy and/or any other policy or policies in respect of or in connection with the Property in the joint names of the Borrower and the Lender for their respective interests with or such insurance companies as the Lender may from time to time approve, fully insuring the Property and/or the Project against, inter alia, loss or damage by fire and all other risks commonly covered with respect to properties and projects of a similar kind and such policies shall be in such amounts and shall contain such terms and provisions as shall be approved by the Lender, and shall contain non-cancellation, non-amendment and standard mortgagee clauses and clauses naming as loss payee the Lender and the policies shall be delivered to the Lender and retained by the Lender and will punctually pay all premiums payable in respect of the said policies of insurance and submit to the Lender receipts for such payments, and if the Borrower fails to comply with the provisions of this sub-Clause the Lender may at its discretion (but without any obligations on its part to do so) have such insurance effected at the cost of the Borrower and all moneys paid by the Lender in respect of such insurances shall on demand be repaid to the Lender and until repayment shall be added to the principal moneys hereby secured and bear interest at the rate prescribed in Clause 5(1) or 5(2) (as the case may be) calculated from the date of payment thereof by the Lender up to the date of repayment by the Borrower and until so repaid, shall be added to the Total Indebtedness and all other statutory powers of insurance for the said sum may be exercised by the Lender;

    (15) Application of Insurance Monies:  that all moneys received or
         -------------------------------
    receivable under any of the policies of insurance aforesaid by whomsoever effected shall subject to the provisions of the Building Agreement and the Lease, be paid to the Lender and applied towards payment of the Total Indebtedness and at the election of the Lender towards making good the loss or damage incurred and to the Property;

    (16) Appraisal of Property:   to cause a Valuation Report within 60 days
         ----------------------
    after the receipt of TOP, at the Borrower's cost and expense;

    (17) Information of Property:   to give to the Lender such information
         -----------------------
    relating to the Property or any part thereof which the Lender may reasonably require;

    (18) Inspection:  that the Lender if it has justifiable grounds for
         ----------
    conducting such investigation, shall have the right after giving notice to the Borrower, to enter into and upon any land and premises belonging to the Borrower or where it carries on its business and inspect the same and to inspect all accounts and statements of the Borrower of a non-proprietary nature, wherever the same may be situated provided always that the Borrower shall only be required to pay all costs, fees and other expenses whether legal or otherwise in respect of such inspection carried out by the Lender after the occurrence of an Event of Default;

    (19) Authority for Inspection:  to give to the Lender such written
         ------------------------
    authorities or other directions and provide such facilities and access as the Lender may reasonably require for the aforesaid inspection;

    (20) Observance of Security Documents:  to observe and perform the terms and
         --------------------------------
    conditions of this Agreement, the Security Documents, the Building Contract, the Building Agreement, the Lease and all consents and approvals issued by relevant authorities in connection with the Project and the Facility;

    (21) Compliance with Clause 3:   to deliver to the Lender upon demand any
         -------------------------
    documents or evidence under Clause 3 and to comply with all the terms and conditions of Clause 3;

    (22) Event of Default:  to notify the Lender of the occurrence of any Event
         ----------------
    of Default or Potential Event of Default immediately upon becoming aware of it;

    (23) Disclosure:   that the Lender is hereby authorised by the Borrower to
         ----------
    disclose to any government or regulatory authority, STCPL, the Guarantor and any other persons who have provided to the Lender any guarantee or security in relation to the performance by the Borrower of its obligations herein and the Security Documents any information relating to the Borrower and its affairs, the Total Indebtedness or the status of any other facilities or accommodation made available to the Borrower as the Lender shall in its absolute discretion think fit and the Borrower hereby consents to such disclosure made now or hereafter;

    (24) Goods and Services Tax:   to pay any goods and services tax, value
         ----------------------
    added tax or such other consumption tax, by whatever name called which may be leviable or levied or imposed upon or in respect of the Facility and all sums payable hereunder and under the Security Documents and the Borrower agrees to indemnify the Lender against such payment if the Lender is required by law to collect and make payment in respect thereof;

    (25) Conditions Subsequent:  to comply with the conditions subsequent set
         ---------------------
    out in Schedule 1B.

16. DEFAULT IN PAYMENT OF EXPENSES
    ------------------------------

    In addition to and not in derogation of the other provisions of this Agreement, if the Borrower shall fail or refuse to pay any insurance premiums, legal fees, registration fees, stamp duty, costs, charges and expenses which the Borrower is liable to pay hereunder and under the Security Documents, the Lender may at its discretion pay the same (but shall not be under any obligation to do so) and if such payment is made by the Lender it shall constitute a debt owed to the Lender and secured hereunder and under the Security Documents and the Borrower shall forthwith on demand repay the same to the Lender together with interest at the rate prescribed in Clause 5(1) or 5(2) (as the case may be) calculated from the date of payment thereof by the Lender up to the date of repayment by the Borrower, and until so repaid, shall be added to the Total Indebtedness.

17. EVENTS OF DEFAULT
    -----------------

(1) Events of Default:   If at any time and for any reason, whether within or
    -----------------
beyond the control of any party to this Agreement, any of the following events occurs, such an occurrence shall constitute an Event of Default under this
Agreement: -

    (a) Non-Payment:  if the Borrower shall fail to pay when due sums of money
        -----------
    whether principal, interest or any other sums payable under this Agreement or any of the Security Documents seven (7) days after the due date or demand therefor (as the case may be):

    (b) Breach of Other Obligations and Warranty:   if the Borrower or the
        -----------------------------------------
    Guarantor shall be in breach of any representation or warranty herein, the Security Documents or the Guarantee respectively or any certificate or statement delivered or made hereunder or thereunder shall be or become incorrect or untrue in any material respect; or default in the due performance of Clause 15(25) or of any material covenants, conditions or obligations on their respective part to be performed and observed hereunder (other than failure to pay any sum when due pursuant to sub-Clause (1)(a) above), and under the Security Documents and the Guarantee and if that breach is capable of remedy, it is not remedied within fourteen (14) days of such breach;

    (c) Breach of Security Documents:   if there is a breach of any term of the
        ----------------------------
    Security Documents, the Guarantee or any of the planning approvals relating to the Project, the Building Agreement, the Lease or the Building Contract and such breach could reasonably be expected (i) to have an effect on the ability of the Borrower to discharge its obligations hereunder; (ii) to impair the ability of the Lender to enforce the obligations of the Borrower under the Security Documents or realise upon the collateral provided pursuant to the Security Documents; or (iii) to have adverse effect on the value of the collateral provided pursuant to the Security Documents or the amount which the Lender would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such collateral;

    (d) Breach of Other Agreements:  if the Borrower or the Guarantor shall
        --------------------------
    commit any breach or default in its obligations under any agreements made between each the Borrower or the Guarantor and any party other than the Lender which materially affects the financial condition of the Borrower or the performance of their obligations hereunder under the Security Documents, or the Guarantee and results in the payment of any moneys prior to its stated maturity or on its due date or becomes due or is declared due and payable prior to its stated maturity as a result of such breach or default thereunder;

    (e) Cross Default:   if any indebtedness for  borrowed money (including
        --------------
    capital and financial leases but excluding operating leases) of the Borrower is not paid at its stated maturity or on its due date or becomes due or is declared due and payable prior to its stated maturity as a result of a default by the Borrower thereunder; if any indebtedness for borrowed money (including capital and financial leases but excluding operating leases) of the Guarantor is not paid at its stated maturity or on its due date or becomes due or is declared due and payable prior to its stated maturity as a result of a default by the Guarantor thereunder;

    (f) Cessation of Business:  if the Borrower or the Guarantor shall cease or
        ---------------------
    threaten to cease to carry on its business;

    (g) Enforcement Proceedings:  if (i) an attachment or other execution is
        -----------------------
    levied or enforced upon or sued against any part of the properties or assets of the Borrower or (ii) a distress is levied or sued out upon or against any part of the assets of the Borrower and is not stayed or discharged within fourteen (14) days;

    (h) Legal Proceedings: if legal proceedings suit or action of any kind
        -----------------
    whatsoever (whether criminal or civil) other than those of a frivolous and vexatious kind be instituted against the Borrower or the Guarantor which will materially affect the ability of the Borrower or the Guarantor to perform its obligations under this Agreement, the Building Contract, the Building Agreement, the Lease, the Security Documents or the Guarantee respectively;

    (i) Insolvency:  if the Borrower or the Guarantor becomes insolvent, is
        ----------
    unable to pay its debts as they fall due, stops, suspends or threatens to stop or suspend payment of all or a material part of its debts, begins negotiations or takes any proceeding or other step with a view to readjustment, rescheduling or deferral of all its indebtedness (or of any part of its indebtedness which it will or might otherwise be unable to pay when due) or proposes or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or a moratorium is agreed or declared in respect of or affecting all or a material part of its indebtedness;

    (j) Dissolution:  if any step is taken by any person for the dissolution or
        -----------
    winding up of the Borrower or the Guarantor;

     (k) Assignment:   if the Borrower or the Guarantor shall make an assignment
        -----------
    for the benefit of its creditors or enter into an arrangement for composition for the benefit of its creditors;

    (l) Judicial Management:  if an application is made or petition presented
        -------------------
    pursuant to the Companies Act (Cap. 50) for an order that the Borrower or the Guarantor (under an analogous provision) be placed under the judicial management of a judicial manager;

    (m) Receivership:  if a receiver  or receiver and manager shall be
        ------------
    appointed in respect of the Borrower's or the Guarantor's undertaking or property or any part thereof or the Guarantor shall transfer or otherwise dispose of all or substantially all its assets to any person, firm or corporation;

    (n) Acquisition:   if a notice or proposal for compulsory acquisition of the
        -----------
    Property or any part thereof shall be issued or made under or by virtue of an Act of Parliament or other statutory provision;

    (o) Destruction of Property:   if the Property or any substantial part
        -----------------------
    thereof is destroyed or damaged or if the Property is found to be structurally unsafe or to contain or be affected by defects, structural or otherwise and/or an investigation in respect of the Property is being carried out by the competent authorities under the Building Control Act (Cap. 29);

    (p) Declared Borrower:  if the Borrower is declared by the Minister to be a
        -----------------
    declared company under the provisions of Part IX of the Companies Act (Cap.
    50) or the Guarantor is made a declared company under any analogous provision;

    (q) Nationalisation:   if any agency of any state seizes, compulsorily
        ---------------
    acquires, expropriates or nationalises all or a material part of the assets properties or shares of the Borrower or the Guarantor;

    (r) Cease in Application:  if this Agreement, any of the Security Documents
        --------------------
    or the Guarantee ceases, for any reason or is claimed by the Borrower or the Guarantor not to be the legal and valid obligations of the Borrower or the Guarantor, binding upon it in accordance with its terms or this Agreement, any of the Security Documents or the Guarantee or for any reason ceases to apply (or is claimed by the Borrower or the Guarantor to apply) to the obligations and the liabilities therein secured, or the security constituted thereunder is in jeopardy and notice thereof has been given by the Lender to the Borrower and/or the Guarantor (as the case may be);

    (s)  Authorisations and Consents:  if any of the consents, authorities,
         ----------------------------
    approvals, waivers or resolutions required for the development of the Project shall be modified in a manner unacceptable to the Lender or shall be wholly or partly revoked, withdrawn, suspended or terminated or shall expire and not be renewed or shall otherwise fail to remain in full force and effect;

    (t) Change in Shareholding:  if any change in the shareholding of the
        ----------------------
    Borrower or the beneficial ownership thereof takes place without the consent of the Lender such consent not to be unreasonably withheld or delayed;

    (u) Illegal:   if it is or will become unlawful for the Borrower or the
        -------
    Guarantor to perform or comply with any one or more of its respective obligations under this Agreement, the Security Documents and the Guarantee;

    (v) Termination of Building Contract:   if the Building Contract is
        --------------------------------
    terminated or otherwise ceases to remain in full force and effect or if for any cause or reason whatsoever STCPL ceases permanently to perform any of its essential duties or obligations under the Building Contract (unless in any such case within a period of sixty (60) days after such termination or cessation the Borrower shall have appointed a substitute contractor approved by the Lender and work under the Building Contract is recommenced immediately thereafter) or if either party to the Building Contract commits a material breach of any of its obligations under the Building Contract and (except where the Lender considers that such material breach is not capable of remedy) such material breach is not remedied to the satisfaction of the Lender within a period of sixty (60) days next following the date of service by the Lender on the Borrower of notice requiring the material breach to be remedied;

    (w) Termination of Construction Works:  if major construction work in
        ---------------------------------
    connection with the Project is terminated for any cause for a continuous period of more than sixty (60) days;

    (x) Security in Jeopardy:  if in the opinion of the Lender any security
        ---------------------
    constituted under the Security Documents or the Guarantee is in jeopardy;

    (y) Material Adverse Change:   if there shall occur a material adverse
    ------------------------
    change in the business, assets, financial position, of the Borrower or the Guarantor which in the opinion of the Lender materially affects the ability of the Borrower or the Guarantor to perform its obligations under this Agreement, the Building Contract, the Security Documents or the Guarantee;

    (z) Analogous Events:  any event occurs which, under the laws of any
        -----------------
    applicable jurisdiction, has an analogous or equivalent effect to any of the events referred to in this sub-Clause (1).

2.  Notification of Default by Borrower:  The Borrower shall notify the Lender
    -----------------------------------
forthwith in writing of any occurrence of an Event of Default or Potential Event of Default.

3. Declaration of Default:  The Lender may at any time after the happening of an
   ----------------------
Event of Default (whether or not notice pursuant to sub-Clause (2) of this Clause shall have been given by the Borrower), by notice in writing to the Borrower declare the occurrence of an Event of Default whereupon:

    (a) Repayment:  the Total Indebtedness shall become immediately due and
        ---------
    payable without any demand or notice which is hereby expressly waived;

    (b) Enforcement of Security Documents and Guarantee:  the Lender shall be
        -----------------------------------------------
    entitled to exercise forthwith all or any rights, powers, or remedies under this Agreement, the Security Documents and the Guarantee;

    (c) Credit Balance:  the Lender shall be entitled to exercise its rights in
        --------------
    respect of any credit balance standing to any account of the Borrower with the Lender and in whatever currency towards satisfaction of the Total Indebtedness; and

    (d) Cancellation of Facility:  the Lender's commitments in relation to the
        ------------------------
    Facility shall automatically be cancelled and forthwith cease.

The Lender's rights hereunder are cumulative and may be exercised concurrently or in any order as the Lender may in its absolute discretion think fit. Nothing in this Clause 17(3) shall limit any right powers or remedies of the Lender under this Agreement, the Security Documents and the Guarantee.

18. INDEMNITIES
    -----------

(1) Miscellaneous Indemnities:  The Borrower shall on demand indemnify the
    -------------------------
Lender against any funding or other cost, loss, expense or liability sustained or incurred by it as a result of: -

    (a) the drawdown of any part of the facility not being made after notice of such drawing has been given, for any reason whatsoever;

    (b) the occurrence or continuance of any Event of Default;

    (c) the receipt of recovery by any party (or the Lender on its behalf) of all or any part of any amount payable by the Borrower hereunder otherwise than on its due date;

    (d) any default in the payment of the Total Indebtedness or any portion thereof, or any other amounts payable hereunder or under the Security Documents, or on account of the non-observance of all or any of the terms stipulations agreements and provisions on the part of the Borrower contained herein and under the Security Documents, and such losses, damages and expenses shall include but not be limited to such amount as the Lender shall certify (such certification being accompanied by the basis and calculation of such amount and being conclusive and binding upon the Borrower save for any manifest error).

(2) Broken Funding Costs:   In the case of sub-Clause (1) above, the amount
    --------------------
payable shall in any event include the amount (if any) by which: -

    (a) the amount of interest which the Lender is able to obtain by placing an amount equal to the relevant amount on deposit in the Singapore interbank market, for the remainder of the relevant interest period, as soon as reasonably practicable after it becomes aware that the relevant drawdown is not being made or (as the case may be) of the relevant receipt or recovery is less than: -

    (b) the amount of interest which, in accordance with the expressed terms of this Agreement, would otherwise be payable to the Lender in respect of the Total Indebtedness for the relevant interest period or (as the case may be) on the relevant amount so received or recovered for the remainder of the relevant interest period.

(3) Currency Indemnity:  Any payment or payments made to or for the account of
    ------------------
the Lender in a currency (the currency in which the relevant payment is made being hereinafter referred to as "the Relevant Currency") other than the currency in which such payment or payments are expressed to be payable under this Agreement and the Security Documents (the currency in which the relevant payment is expressed to be payable being hereafter referred to as "the Currency of Account") whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up of the Borrower or otherwise) shall only constitute a discharge to the Borrower to the extent of the Currency of Account which the Lender is able, in accordance with its usual practice, to purchase with the amount so received or recovered in the Relevant Currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If the amount of the Currency of Account is less than the amount expressed to be due to the Lender under this Agreement and the Security Documents, the Borrower shall indemnify the Lender against any loss sustained by it as a result. In any event, the Borrower shall indemnify the Lender against the cost of making any such purchase. For the purpose of this sub-Clause (3) it shall be sufficient for the Lender to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

(4) Indemnities Separate:   Each of the above indemnities constitutes a separate
    --------------------
and independent obligation from the other obligations in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Lender and shall continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Agreement and the Security Documents or any judgment or other order. Any proof or evidence of any actual loss furnished by the Lender shall be prima facie evidence thereof and is binding on the Borrower.

19. THE LENDER NOT ANSWERABLE FOR LOSS
    ----------------------------------

    The Lender shall not be answerable for any involuntary loss happening in or about the exercise or execution of the powers or trusts which may be vested in the Lender by virtue of this Agreement or the Security Documents or by law for the time being in force.

20. WAIVER NOT TO PREJUDICE RIGHT OF LENDER
    ---------------------------------------

    The Lender may from time to time and at any time waive either unconditionally or on such terms and conditions as it may deem fit any breach by the Borrower or any of the covenants undertakings stipulations terms and conditions herein contained and any modification thereof but without prejudice to its powers right and remedies for enforcement thereof, provided always and it is hereby expressly agreed and declared that any waiver by or neglect or forbearance of the Lender to require and enforce the payment of any moneys owing hereunder and any time which may be given to the Borrower shall not in any way prejudice or affect the right of the Lender afterwards at any time to act strictly in accordance with the provisions hereof.

21. COMMUNICATIONS
    --------------

(1) Addresses:   Each communication under this Agreement shall be made in
    ---------
writing but, unless otherwise stated, may be made by fax or letter. Each communication or document to be delivered to any party under this Agreement shall be sent to that party at the fax number or address and marked for the attention of the person (if any), from time to time designated by that party for the purpose of this Agreement. The initial fax number, address and person (if any) so designated by each party are set out under its name at the end of this Agreement.

(2) Deemed Delivery:   Any communication from the Borrower shall be irrevocable,
    ---------------
and shall not be effective until received by the Lender. Any other communication under this Agreement shall be deemed to have been received (if sent by fax) on the day of despatch or (in any other case) when left at the address required by sub-Clause (1) above or three (3) Business Days after being put in the registered post postage prepaid and addressed to that address Provided always that in the case of communication by fax, the faxes must be received by that person to whom it is addressed in a complete and legible form, otherwise that person to whom it is addressed shall immediately inform the sender of the same.
In lieu of such communication, the fax shall be deemed to be complete and legible and duly received.

22. EXPENSES AND STAMP DUTY
    ----------------------

    Whether or not any part of the Facility is utilised by the Borrower pursuant to this Agreement, the Borrower shall pay on a full indemnity basis: -

    (1) Initial Expenses:   on demand, all costs and expenses (including
        ----------------
    legal fees and abortive costs) reasonably incurred by the Lender in connection with the preparation, negotiation or entry into of this Agreement and the Security Documents and any amendment of, supplement to or waiver in respect of this Agreement and the Security Documents;

    (2) Enforcement Expenses:  on demand, all costs and expenses (including
        --------------------
    legal fees) incurred by the Lender in the administration of, or by the Lender in protecting or enforcing any rights under this Agreement, the Security Documents and the Guarantee and any such amendment, supplement or waiver; and

    (3) Stamp Duty:   promptly, and in any event before any interest or penalty
        ----------
    becomes payable, any stamp, documentary, registration or similar tax or fee payable in connection with the entry into, registration, performance, enforcement of admissibility in evidence of this Agreement, the Security Documents and the Guarantee and any such amendment, supplement or waiver, and shall indemnify the Lender against any liability with respect to or resulting from any delay in paying or omission to pay any such tax or fee.

23. REMEDIES, WAIVERS AND AMENDMENTS
    --------------------------------

(1) No failure on the part of the Lender to exercise, and no delay in exercising, any right under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or of the exercise of any other right. The rights and remedies in this Agreement provided are cumulative and not exclusive of any rights or remedies provided by law. Any waiver or consent given by the Lender under this Agreement shall be in writing and may be given subject to such conditions as the Lender may impose. Any waiver or consent shall be effective only in the instance and for the purpose for which it is given. Any provision of this Agreement may be amended only if the Borrower and the Lender so agree in writing.

(2) The Lender shall not be answerable for any involuntary loss happening in or about the exercise or execution of the powers or trusts which may be vested in the Lender by virtue of this Agreement, any of the Security Documents, the Guarantee or by law for the time being in force.

24. RIGHT OF CONSOLIDATION
    ----------------------

    Section 21(1) of the Conveyancing and Law of Property Act (Chapter 61) (restricting the right of consolidation) shall not apply to the security created by the Security Documents, and in addition and without prejudice to any right of consolidation none of the property of the Borrower which at the date hereof is or which at any time hereafter shall become subject to a mortgage or a charge in favour of or vested in the Lender shall be redeemed except on payment of not only all moneys thereby secured but also all moneys secured by this Agreement and the Security Documents.


25. SUCCESSORS AND ASSIGNS
    ----------------------

(1) Benefit and Burden of this Agreement:   This Agreement and the Security
    ------------------------------------
Documents shall benefit and be binding on the parties, their respective successors and any permitted assignee or transferee of some or all of a party's rights or obligations under this Agreement and the Security Documents. Any reference in this Agreement and the Security Documents to any party shall be construed accordingly.

(2) Borrower:  The Borrower may not assign or transfer all or any part of its
    --------
rights or obligations under this Agreement and the Security Documents.

(3) Lender:
    -------

    (a) The Lender may assign all or any part of its rights and/or transfer all or part of its obligations under this Agreement and the Security Documents without the consent of the Borrower.

    (b) Any such assignee or transferee shall be and be treated as the Lender for all purposes of this Agreement and the Security Documents and shall be entitled to the full benefit of this Agreement and the Security Documents to the same extent as if it were an original party in respect of the rights or obligations assigned or transferred to it.

(4) Transfer of Obligations:  Where the Lender transfers its obligations or any
    -----------------------
part thereof under Clause 25(3), the Borrower shall execute such documents as are necessary to release the Lender to the extent of the transfer and join the transferee as a party to this Agreement and the Security Documents and any document related hereto or in connection with this Agreement and the Security Documents, as the case may be.

(5) Disclosure of Information:   The Lender may disclose to any potential
    -------------------------
assignee, transferee or sub-participant or any other person proposing to enter into contractual arrangements with the Lender in relation to this Agreement and the Security Documents such information about the borrower or any other person as it may think fit.

26. COVENANT FOR FURTHER ASSURANCE
    ------------------------------

    The Borrower shall entirely at its own expense, immediately on written demand by the Lender, make, execute, do and perform, or cause to be made, executed, done and performed all such further acts, agreements, assignments, assurances, deeds, documents, mortgages and instruments of whatsoever nature as the Lender shall require to perfect the security afforded or created or intended to be afforded or created by this Agreement and the Security Documents.

27. INCONSISTENCY/CONFLICT
    ----------------------

    In the event of any inconsistency or conflict between the terms of the Facility Letter and this Agreement, the terms of this Agreement shall prevail and in the event of inconsistency between the terms of the Security Documents and this Agreement, the terms of this Agreement shall prevail.

28. SEVERABILITY
    ------------

    If any one or more of the provisions contained in this Agreement shall be deemed invalid, unlawful or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.


29. GOVERNING LAW AND JURISDICTION
    ------------------------------

    This Agreement shall be governed by and construed in accordance with the laws of Singapore. The parties hereto submit to the non-exclusive jurisdiction of the Singapore courts.

                                  SCHEDULE 1
                                  ==========

                           A.  CONDITIONS PRECEDENT
                           ========================

1. a duly certified copy of the resolution of the Board of Directors of the Borrower duly authorising:-

   (a) the obtaining of the Facility on the terms and conditions herein contained;

   (b) the person(s) to sign the Notices of Drawing and all notices or other communication referred to in Clause 21 and all documents related hereto and the transaction herein;

   (c) the execution of this Agreement and the Security Documents to which it is a party;

   (d) the affixing of the Common Seal of the Borrower to this Agreement and the Security Documents to which it is a party;

2. a duly certified copy of the resolution of the Board of Directors of the Guarantor duly authorising the execution of the Guarantee together with all consents and approvals required in connection with the Guarantee;

3. a duly certified copy of the resolution of the Board of Directors of STCPL duly authorising the execution of the STCPL Undertaking;

4. a set of specimen signatures of the persons referred to in Clause 1(b) above duly authenticated by a Director/Secretary of the Borrower;

5. a certified true copy of the Memorandum and Articles of Association of each of the Borrower and STCPL and a certified true copy of the Certificate of Incorporation and Bylaws of the Guarantor;

6. all title deeds pertaining to the Property;

7. all executed discharge documents in respect of the encumbrances relating to the Property;

8. a registrable Mortgage duly executed in escrow by the Borrower;

9. the Assignment of Building Agreement duly executed by the Borrower;

10. the Assignment of Building Contract duly executed by the Borrower;

11. the STCPL Undertaking duly executed by STCPL;

12. all outstanding property tax, land premiums, rents and outgoings in respect of the Property have been paid;

13. replies to legal requisitions sent to the relevant authorities in respect of the Property which are satisfactory to the Lender;

14. the Guarantee duly executed by the Guarantor;

15. the Building Contract;

16. evidence that all relevant planning and building approvals for the development of the Project (including the approval from the Urban Redevelopment Authority, Building Control and Development Control Divisions) have been obtained;

17. evidence of the total cost of the construction and completion of the Project;

18. the insurance policies referred to in Clause 15(14) with the Lender's interest duly endorsed thereon;

19. CIT Group/Business Credit, Inc.'s ("CITBC") consent to the following:-

    (a) the creation of the charges constituted by the Assignment of Building Agreement, the Mortgage and the Assignment of Building Contract; and

    (b) the Guarantor guaranteeing the obligations and liabilities of the Borrower hereunder and under the Security Documents;

20. a deed of discharge duly executed by CITBC releasing/discharging the properties to be charged by the Borrower under the Assignment of Building Contract;

21. evidence that the Borrower is a wholly-owned subsidiary of the Guarantor;

22. a copy of the letter from the Guarantor appointing a process agent under the Guarantee and the acceptance thereof by such process agent;

23. legal opinion from Messrs Maples & Calder in respect of the Borrower's execution of this Agreement and the Security Documents and a confirmation from them to furnish the Lender a certified extract of the Borrower's Register of Mortgages and Charges in respect of all entries pertaining to the Property within seven (7) days of being notified by the Lender;

24. legal opinion from Messrs Latham & Watkins in respect of the Guarantor's execution of the Guarantee;

25. evidence that the Borrower has paid (a) the front-end fee of 0.25% flat on the amount of the Facility provided in the Facility Letter; and (b) the commitment fee due and payable by the Borrower to the Lender under Clause 8(2);

26. any other document which the Lender may reasonably require.


                           B.  CONDITIONS SUBSEQUENT
                           =========================

1. duly executed Forms 33 and 34 and such other documents as are required to perfect the charge created by the Assignment of Building Agreement to be delivered to the Borrower within fourteen (14) days from the date of first disbursement of the Facility;

2. duly executed Forms 33 and 34 and such documents as are required to perfect the charge created by the Assignment of Building Contract to be delivered to the Borrower within fourteen (14) days from the date of first disbursement of the Facility;

3. within five (5) days of the date of first disbursement of the Facility, to make an entry of the Assignment of Building Agreement in the Borrower's Register of Mortgages and Charges and to ensure that this entry precedes any other entry of any security interest made in respect to the Property.

   IN WITNESS whereof the parties hereto have duly executed this Agreement.
   ----------



The Borrower
------------

MICROPOLIS LIMITED
5004 Ang Mo Kio Avenue 5 #01-11
Singapore 2056

Telefax:


The Common Seal of          )
MICROPOLIS LIMITED          )
was hereunto affixed in the )
presence of:-               )



 ........................... Director



 ........................... Director/Secretary



The Lender
----------

ST CAPITAL LIMITED
79 Robinson Road #22-00
CPF Building
Singapore 0106

Telefax:


The Common Seal of          )
ST CAPITAL LIMITED          )
was hereunto affixed in     )
the presence of:-           )



 ........................... Director and General Manager



 ........................... Director/Secretary

      DATED THE                     DAY OF                          1995
      ==================================================================





                            MICROPOLIS CORPORATION
                               ("the Guarantor")



                                      To



                  SINGAPORE TECHNOLOGIES CONSTRUCTION PTE LTD
                              ("ST Construction")





      ==================================================================

                               G U A R A N T E E

      ==================================================================



                                 DREW & NAPIER
                             Advocates & Solicitors
                            20 Raffles Place #17-00
                                  Ocean Towers
                                 Singapore 0104

                               G U A R A N T E E
                               =================


Date:


SINGAPORE TECHNOLOGIES CONSTRUCTION PTE LTD
9 Bishan Place #08-00
Junction 8
Singapore 2057
("ST Construction")


     In consideration of ST Construction, at the request of (1) MICROPOLIS LIMITED, a company incorporated in the Cayman Islands and having a registered office in Singapore at 5004 Ang Mo Kio Avenue 5 #01-11, Singapore 2056 (hereinafter called "the Company"), and (2) ourselves, undertaking with ST CAPITAL LIMITED, a company incorporated in the Republic of Singapore and having its registered office at 79 Robinson Road #22-00, CPF Building, Singapore 0106 ("the Lender"), in ST Construction's letter of undertaking dated 15th June 1995 to the Lender, to construct and complete the Project in accordance with the Building Contract and on condition that all the Company's obligations for the payment of money under the Building Contract and all interest, fees, costs, expenses and all other moneys which are expressed to be payable thereunder and the ST Construction Security Documents, and the performance and discharge of all its obligations under the Building Contract, be secured inter-alia by the ST Construction Security Documents including the Deed of Assignment of Building Agreement dated ____________________________1995 executed by the Company in favour of ST Construction (hereinafter called "the Assignment" which expression shall include amendments, variations and supplementals made thereto from time to time) and this Guarantee,

      We, MICROPOLIS CORPORATION, a corporation duly incorporated in the State of Delaware, qualified to do business in the State of California and with its principle offices located at 21211 Nordhoff Street, Chatsworth, California 91311, United States of America ("USA") (hereinafter called"the Guarantor") HEREBY lRREVOCABLY AND UNCONDlTlONALLY UNDERTAKE with ST Construction as follows:

1. The Guarantor unconditionally and irrevocably guarantees that, if for any reason the Company does not pay any sum payable by it under the Building Contract and the ST Construction Security Documents by the time and on the date specified in the Assignment and the Mortgage (whether on the normal due date, on acceleration or otherwise), the Guarantor will on demand pay that sum; and the Guarantor hereby waives any notice of default by the Company or waives any right to require ST Construction to (a) proceed against the Company and/or any other guarantors of the Company's obligations, (b) proceed against or exhaust any security given by the Company or any other person; or (c) pursue any other remedy in ST Construction's power whatsoever.

2. As between the Guarantor and ST Construction but without affecting the Company's obligations, the Guarantor shall be liable under this Guarantee as if it were the sole principal debtor and not merely a surety. Accordingly, it shall not be discharged, nor shall its liability be affected by anything which would not discharge it or affect its liability if it were the sole principal debtor (including (a) any time, indulgence, waiver or consent at any time given to the Company, the Guarantor, any other guarantors or any other person, (b) any amendment to the Building Contract, any of the ST Construction Security Documents or any other security or other guarantee or indemnity, (c) the making or absence of any demand on the Company or any other person for payment, (d) the enforcement or absence of enforcement of, the variation, exchange or abstention from perfecting or enforcement of the Building Contract, any of the ST Construction Security Documents or any other security or other guarantee or indemnity and the discharge of any party to them, and to the other arrangements with the

Company or any person or persons liable on other securities or guarantees held or to be held by ST Construction, (e) the release of any such other security, guarantee or indemnity, (f) the bankruptcy, liquidation or insolvency of the Company or any other person or (g) the illegality, invalidity or unenforceability of or any defect in any provision of the Building Contract, any of the ST Construction Security Documents or any of the Company's obligations thereunder). As a separate and alternative stipulation, the Guarantor unconditionally and irrevocably agrees that any sum expressed to be payable by the Company under the Building Contract and the ST Construction Security Documents but which is for any reason (whether or not now existing and whether or not now known or becoming known to the Guarantor or any party to the Building Contract and the ST Construction Security Documents) not recoverable from the Guarantor on the basis of a guarantee shall nevertheless be recoverable from it as if it were the sole principal debtor and shall be paid by it on demand.

3. The obligations of the Guarantor under this Guarantee will remain in full force and effect by way of continuing security until the repayment and discharge of the Secured Debt and the obligations of the Company under the Building Contract and the ST Construction Security Documents have been performed and discharged. Furthermore, these obligations are additional to, and not instead of, any other security or other guarantee or indemnity at any time existing in favour of any person, whether from the Guarantor or otherwise.

4. So long as the Secured Debt remains payable and the obligations of the Company under Building Contract and the ST Construction Security Document are outstanding: -

    (1) any right of the Guarantor, by reason of performance of any of its obligations under this Guarantee, (a) to be indemnified by the Company; or
    (b) to take the benefit of or enforce any security or other guarantee or indemnity shall be exercised and enforced by it only in such manner and on such terms as ST Construction may require; and

    (2) any amount received or recovered by the Guarantor as a result of any exercise of any such right shall be held in trust for ST Construction and immediately paid to it.

5. The Guarantor shall on demand indemnify ST Construction against any funding or other costs, loss, expense or liability sustained or incurred by it as a result of it being required for any reason not due to any act or omission on the part of ST Construction to refund all or part of any amount received or recovered by it in respect of any sum payable by the Company under the Building Contract and the ST Construction Security Documents, and more particularly no assurance or security or payment which may be avoided on the liquidation or otherwise of the Company or the Guarantor and no release settlement or discharge which may have been given or made on the faith of any such assurance security or payment shall prejudice ST Construction's right to recover from the Guarantor monies to the full extent hereof as if such assurance security payment release settlement or discharge (as the case may be) had never been granted given or made.

6. Any amount received or recovered by ST Construction (otherwise than as a result of a payment by the Company or the Guarantor to ST Construction) in respect of any sum payable by the Company under the Building Contract and the ST Construction Security Documents may be placed in a suspense account and kept there for so long as ST Construction thinks fit.

7. All monies received from or on account of the Company or from any other person or estate or from the realisation of any security or otherwise for the purpose of being applied in reduction of the Secured Debt and all other sums due under the Building Contract, the ST Construction Security Documents and hereunder shall be treated for all purposes as payments in gross and not as appropriated or attributable to any specific part or item of the said monies even if appropriated thereto by the person otherwise entitled so to appropriate.

8. This Guarantee shall not be prejudiced diminished or affected in any way nor shall the Guarantor be released or exonerated by any of the matters following: -

    (1) any variation of any terms and conditions of any of the Building Contract or any of the ST Construction Security Documents with or without notice to the Guarantor;

    (2) any variation exchange renewal release or modification of any guarantee indemnity or security or the refusal or neglect by ST Construction to complete enforce or assign any judgment specialty or other security or instrument negotiable or otherwise and whether satisfied by payment or not all of which ST Construction is at liberty to do whether with or without the Guarantor's consent or notice;

    (3) any compromise composition or arrangement made with the Company and/or any other person or persons all of which ST Construction is at liberty to make whether with or without the Guarantor's consent or notice.

9. Should the Company be wound up, ST Construction may (notwithstanding payment to ST Construction by the Guarantor or any other person of any monies hereby guaranteed) rank as creditor and prove in the winding up of the Company for the whole amount outstanding against the Company and ST Construction may and shall be entitled to receive and retain the whole of the dividends to the exclusion of all the Guarantor's rights as guarantor and no money or dividend so received by ST Construction shall be treated as received in respect of this Guarantee or otherwise in relation to the Guarantor but the full amount hereby guaranteed shall be payable by the Guarantor until ST Construction shall have received from all sources one hundred per cent of all the sums outstanding against the Company under the Building Contract and the ST Construction Security Documents.

10. (1) No assurance, security or payment which may be avoided under any law relating to bankruptcy or insolvency or under Section 329 or 330 of the Companies Act (Cap. 50), and no release, settlement or discharge given or made by ST Construction on the faith of any such assurance or security or payment, shall prejudice or affect the right of the Lender to recover from the Guarantor to the full extent of this Guarantee as if such assurance security payment release settlement or discharge had never been granted given or made.

    (2) It is further agreed that ST Construction shall be entitled to retain this Guarantee as security for the Secured Debt and the performance and discharge of the Company's obligations under the Building Contract and the ST Construction Security Documents for a period of (7) months after the Secured Debt shall have been paid in full and the said obligations duly performed and discharged, notwithstanding any release, settlement, discharge or arrangement given or made by ST Construction on, or as a consequence of, such termination of liability, if at any time within the period of six (6) months after such termination, a petition for bankruptcy (or equivalent) shall be presented to a competent court against the Guarantor, ST Construction shall be entitled to continue to retain this Guarantee for and during such further period as ST Construction in its absolute discretion shall determine and the Guarantor agrees that this Guarantee shall be deemed to have been and to have remained held by ST Construction as and by way of security for the payment of the Secured Debt and the performance and discharge of all the Company's obligations under the Building Contract and the ST Construction Security Documents.

11. Until all monies due or owing by the Company to ST Construction shall have been fully paid and all its liabilities and obligations to ST Construction shall have been satisfied and discharged, the Guarantor will not prove in competition with ST Construction for any monies owing by the Company to the Guarantor on any account whatsoever and/or in respect of any monies due or owing from the Company to ST Construction but will give to ST Construction the benefit of any proof which the Guarantor may be able to make in the liquidation of the Company or in any arrangement or composition with creditors.

12. (1)   This Guarantee shall not be determined or in any way prejudiced or affected by: -

    (a) any change in the constitution of the Company whether by way of amalgamation consolidation reconstruction or otherwise but shall enure and be available for all intents and purposes as if the new or amalgamated or resulting company or concern had been the one whose obligations were originally guaranteed;

    (b) any amalgamation reconstruction or sale of all or any part of ST Construction's undertaking and assets to another company whether the company with which ST Construction amalgamates or the company to which ST Construction transfers all or any of ST Construction's assets either on a reconstruction or sale as aforesaid shall or shall not differ in its objects character and constitution from ST Construction, it being the Guarantor's intent that this Guarantee shall remain valid and effectual for all purposes and in all respects in favour of against and with reference to any such company and that the benefit of this Guarantee and all rights conferred upon ST Construction hereby may be and purposes as if such company or companies person or persons had been named herein instead.

    (2) No change whatsoever in the Guarantor's constitution shall affect its liability or the liability of its successors under this Guarantee or affect the validity of or discharge this Guarantee and this Guarantee shall be binding on the Guarantor notwithstanding any changes that shall subsequently take place in its constitution whether by amalgamation reconstruction or otherwise and in the event of any such amalgamation reconstruction or change taking place as aforesaid this Guarantee shall operate as though it had been originally given by such new or amalgamated or reconstructed company or concern and as if the liability hereto or hereunder had commenced at the date of this Guarantee.

13. This Guarantee shall be a continuing security binding on the Guarantor and its successors. This Guarantee shall not be determined or affected by the liquidation of the Guarantor but shall in all respects and for all purposes be binding and operative.

14. Any indebtedness of the Company now or hereafter held by the Guarantor shall be subordinated to the indebtedness or liabilities of the Company to ST Construction as aforesaid. If the Lender so requires, after the occurrence and during the continuance of a default by the Borrower under the Building Contract or any of the ST Construction Security Documents, such indebtedness of the Company to the Guarantor shall be collected enforced and received by the Guarantor as trustee for ST Construction and shall be paid over to ST Construction on account of the indebtedness or liabilities of the Company to ST Construction until all monies and liabilities hereby guaranteed have been fully
paid to ST Construction.   Any security now or hereafter held by or for the
Guarantor from the Company in respect of the Guarantor's liability under this Guarantee shall be held in trust for ST Construction and as security for the Guarantor's liability under this Guarantee.

15. As a separate and independent stipulation the Guarantor hereby irrevocably and unconditionally undertakes to indemnify ST Construction and keep ST Construction indemnified fully and completely against all claims and demands actions and proceedings losses damages costs and expenses including legal costs as between a solicitor and client and all other liabilities of whatsoever nature or description which may be made taken incurred or suffered by ST Construction in connection with or in any manner arising out of the Building Contract, the ST Construction Security Documents and/or the Secured Debt provided that the Guarantor shall not indemnify ST Construction against any such claims and demands, actions and proceedings, losses, damages, costs and expenses or other liabilities which may be made, taken, incurred or suffered by ST Construction as a result of the breach by ST Construction of its obligations under any of the ST Construction Security Documents.

16. (1)   The Guarantor hereby represents and warrants to and for the benefit of ST Construction as follows:

    (a) it is a corporation duly incorporated and validly existing under the laws of the State of Delaware and qualified to do business in the State of California and has the corporate power and authority to own assets and to conduct the business which it conducts and/or proposes to conduct;

    (b) the certified copies of the Certificate of Incorporation and By Laws and the board resolutions of the Guarantor delivered by it to ST Construction are true and accurate copies of the corporate records of the Guarantor;

    (c) the execution, delivery and performance of this Guarantee is within the corporate approvals, and do not or will not contravene any law or any contractual restriction in any material agreement binding on the Guarantor or any provision of its Certificate of Incorporation and By Laws;

    (d) this Guarantee is the legal, valid and binding obligations of the Guarantor enforceable in accordance with its terms;

    (e) all acts, conditions and things required to be taken, fulfilled and done (including the obtaining of any necessary consents) in order (i) to enable the Guarantor lawfully to enter into, exercise its rights and perform and comply with its obligations under this Guarantee, (ii) to ensure that those obligations are legally binding and enforceable and (iii) to make this Guarantee admissible in evidence in the courts of Singapore and USA have been taken, fulfilled and done;

    (f) the Guarantor's entry into, exercise of its rights and/or performance of or compliance with its obligations under this Guarantee do not and will not violate (i) any law to which it is subject or (ii) any agreement to which it is a party or which is binding on it or its assets, and do not and will not result in the existence of, or oblige it to create, any security over those assets;

    (g) there is no provision of any material existing mortgage, trust deed, contract, licence, franchise, concession or agreement binding on the Guarantor which is being contravened or breached by the execution of this Guarantee by the Guarantor or by the Guarantor's performance or observance of any of its obligations under this Guarantee;

    (h) no litigation, arbitration or administrative proceeding is current or pending (i) to restrain the entry into, exercise of the Guarantor's rights under and/or performance or enforcement of or compliance with its obligations under this Guarantee, or (ii) which has or could have a material adverse effect on the ability of the Guarantor to perform its obligations under this Guarantee;

    (i) there are no proceedings pending before any court or to the knowledge of the Guarantor threatened against or affecting the Guarantor and no proceedings are before any government agency or administrative body pending or to the knowledge of the Guarantor threatened against the Guarantor which would materially affect its financial condition or its operations or impair its rights to carry on its business substantially as now conducted or the ability of the Guarantor to perform and discharge its obligations under this Guarantee and the Guarantor has complied with all applicable statutes and regulations of all government authorities having jurisdiction over the Guarantor;

    (j) the Guarantor is solvent, and no steps have been taken or are being taken by the Guarantor or by its shareholders, nor have any legal proceedings been started or threatened for the Guarantor's dissolution or winding-up or for the appointment of a receiver, receiver and manager, or liquidator, judicial manager, trustee or such other officers in similar capacity to take over the Guarantor or all or any of its assets;

    (k) the Guarantor has filed all tax returns which it is required by law to file and has paid or made adequate provision for the payment of all taxes, assessments, fees and other governmental charges assessed against it or upon any of its properties or assets, income or franchises or any of them except for those taxes, assessments, fees and other governmental charges that are being contested in good faith;

    (l) the Guarantor is not in default in the payment or performance of any of its material obligations for borrowed money, or in respect of other liabilities;

    (m) there is no material adverse change in the business, assets, financial condition, operating environment, management of the Guarantor or other conditions which will materially affect the ability of the Guarantor to perform its obligations under this Guarantee;

    (n) in any legal proceeding in USA in relation to this Guarantee, the choice of the laws of Singapore to govern this Guarantee under the applicable law of USA and will with respect to the essential elements and effects thereof, be recognised and applied;

    (o) the Guarantor is under applicable law of Singapore and USA, subject to civil and commercial law with respect to its obligations under this Guarantee, the entering into of which constitute its private and commercial acts; the Guarantor is subject to legal proceedings in Singapore, USA and elsewhere and neither the Guarantor nor any of its assets is entitled to immunity from suit, execution, attachment or other legal process;

    (p) the audited financial statements of the Guarantor for the fiscal year ended 31st December 1994, which have previously been submitted by the Guarantor to ST Construction are complete and correct and fairly represent the financial condition of the Guarantor and the results of its operations for the period stated in accordance with generally accepted accounting principles applied on a consistent basis.

    (2) Each of the representations and warranties contained in the preceding sub-clauses shall survive and continue to have full force and effect after the execution of this Guarantee and the Guarantor hereby warrants to ST Construction that the above representations and warranties will be true and correct and fully observed until the Secured Debt is fully paid and until all the Company's obligations under the Building Contract and the ST Construction Security Documents have been performed and discharged.

17. The Guarantor hereby undertakes and agrees with ST Construction as follows:

    (1) to deliver to ST Construction, its quarterly financial statements and all such other releases relating to its finances released to the press in USA;

    (2) to furnish ST Construction with audited balance sheets, profit and loss account and the statement of the directors every year within six (6) months of the end of the fiscal year, such balance sheets and accounts to be duly audited by independent certified public accountants;

    (3) the Guarantor will carry on and conduct its affairs and business in a proper and efficient manner and will keep or cause to be kept all its properties and assets in a good state of repair and condition in accordance with good commercial practice;

    (4) the Guarantor will not without the prior written consent of ST Construction which consent shall not be unreasonably withheld or delayed, terminate its business as now conducted which will substantially and adversely affect the financial condition of the Guarantor and/or the performance of its obligations under this Guarantee;

    (5) the Guarantor shall obtain all necessary material licences and comply with all laws regulations rules and orders relating to the carrying on of its business;

    (6) the Guarantor will furnish and provide ST Construction with and permit ST Construction to obtain all such statements information explanation and data, as ST Construction may reasonably require regarding the affairs operations administration financial corporate or other whatsoever state or condition of the Guarantor or any of the matters in this clause mentioned.

    (7) that ST Construction is hereby authorised by the Guarantor to disclose to any government or regulatory authority, the Company, the Lender and any other persons who have provided to ST Construction any guarantee, security or other assistance in relation to the performance by the Guarantor of its obligations herein any information relating to the Guarantor and its affairs as ST Construction shall in its absolute discretion think fit and the Guarantor hereby consents to such disclosure made now or hereafter;

    (8) to pay any goods and services tax, value added tax or such other consumption tax, by whatever name which may be leviable or levied or imposed upon or in respect of this Guarantee and all sums payable hereunder and the Guarantor agrees to indemnify ST Construction against such payment if ST Construction is required by law to collect and make payment in respect thereof;

    (9) the Guarantor will promptly notify ST Construction of any material event or adverse change in the condition (financial or otherwise) of the Guarantor and of any litigation or proceedings being threatened or initiated against the Guarantor before any court tribunal or administrative agency, all such notification to be given to ST Construction promptly after the Guarantor has knowledge of the said change or of the said litigation or proceedings or threat thereof and the amount of contingent liability if such amount is ascertainable.

18. Except with the prior written consent of ST Construction, such consent not to be unreasonably withheld or delayed, the Guarantor shall not:

    (1) (whether by a single transaction or a number of related or unrelated transactions and whether at the same time or over a period of time) (a) sell, transfer, lease out, lend or otherwise dispose of the whole of its assets or of any part of its assets which, when aggregated with all other disposals by it required to be taken into account under this sub-Clause (1), is material in relation to its assets or the disposal of which (when so aggregated) could have a material adverse effect on it, or (b) materially change the scope or nature of its business, whether by disposal, acquisition or otherwise. The following disposals shall not be taken into account under this sub-Clause (1):

          (i)   disposals in the ordinary course of business; and

          (ii) any disposal which ST Construction shall have agreed shall not be taken into account;

    (2) amend or alter any provisions of its Memorandum and Articles of Association including those relating to its borrowing powers, powers to guarantee and charge its assets as security for any third party borrowings and its principal business activities in so far as it will affect the Guarantor's performance and discharge of its obligations under this Guarantee;

    (3) sell, transfer or otherwise dispose of or create or purport to create or permit to subsist any mortgage charge lien or otherwise encumber the Guarantor's shares in the Company or any part thereof or interest therein or attempt or agree to do so Provided that the pledge of the Guarantor's stake in the shares of the Company given to The CIT Group/Business Credit Inc. shall not in any way be affected;

    (4) not to appoint a judicial manager to take over the assets and undertaking of the Guarantor.

19. (1)   All sums payable by the Guarantor under this Guarantee shall be paid
(a) free of any restriction or condition, (b) free and clear of and (except to the extent required by law) without any deduction or withholding on account of any tax and (c) without deduction or withholding (except to the extent required by law) on account of any other amount, whether by way of set-off or otherwise.

    (2) If (a) the Guarantor or any other person is required by law to make any deduction or withholding on account of any such tax or other amount from any sum paid or payable by the Guarantor to ST Construction under this Guarantee or
(b) ST Construction (or any person on its behalf) is required by law to make any deduction or withholding from, or (except on account of tax on the overall net income of ST Construction) any payment on or calculated by reference to the amount of, any sum received or receivable by ST Construction under this Guarantee, the Guarantor shall notify ST Construction of any such requirement or any change in any such requirement as soon as it becomes aware of it, and:

    (i) pay any such tax or other amount before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on the Guarantor) for its own account or (if that liability is imposed on ST Construction) on behalf of and in the name of ST Construction;

    (ii) the sum payable by the Guarantor shall (except, in the case of any such payment, to the extent that its amount is not ascertainable when that sum is paid) be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, ST Construction receives on the due date and retains (free from any liability in respect of any such deduction, withholding or payment) a net sum equal to what it would have received and so retained had no such deduction, withholding orpayment been required or made; and

    (iii) within fourteen (14) days after paying any sum from which it is required by law to make any deduction or withholding, and within fourteen
    (14) days after the due date of payment of any tax or the amount which it is required by paragraph (ii) above to pay, the Guarantor shall deliver to ST Construction evidence satisfactory to ST Construction of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority.

    (3) Without prejudice to the survival of any other agreement of the Guarantor hereunder, the agreements and obligations of the Guarantor contained in sub-Clauses (1) through (2) above shall survive the payment in full of all sums and liabilities of the Guarantor under this Guarantee.

20. (1) Singapore Dollars is the sole currency of account and payment for all sums payable by the Guarantor under or in connection with this Guarantee, including damages. Any amount received or recovered in a currency other than Singapore Dollars (whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the dissolution of the Guarantor or otherwise) by ST Construction in respect of any sum expressed to be due to it from the Guarantor under this Guarantee shall only constitute a discharge to the Guarantor to the extent of the Singapore Dollar amount which ST Construction is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do
so). If that Singapore Dollar amount is less than the Singapore Dollar amount expressed to be due to ST Construction under this Guarantee, the Guarantor shall indemnify ST Construction against any loss sustained by it as a result thereof. In any event, the Guarantor shall indemnify ST Construction against the cost of making any such purchase. For the purpose of this sub-Clause (1) it shall be sufficient for ST Construction to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

    (2) These indemnities constitute a separate and independent obligation from the other obligations in this Guarantee, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by ST Construction and shall continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Guarantee or any judgment or order. Any proof or evidence of any actual loss furnished by ST Construction shall be prima facie evidence thereof and is binding on the Guarantor.

21. (1) ST Construction may from time to time and at any time waive either unconditionally or on such terms and conditions as it may deem fit any breach by the Guarantor of any of the undertakings stipulations terms and conditions herein contained and any modification thereof but without prejudice to its powers rights and remedies for enforcement thereof, Provided Always that:

    (a) neither any neglect or forbearance of ST Construction to require and enforce payment of any moneys hereunder or the performance and observance of any undertakings stipulations terms and conditions herein contained, nor any time which may be given to the Company or the Guarantor shall in any way prejudice or affect any of the rights powers or remedies of ST Construction at any time afterwards to act strictly in accordance with the provisions hereof;

    (b) no such waiver of any such breach as aforesaid shall prejudice the rights of ST Construction in respect of any other or subsequent breach of any of the undertakings stipulations terms or conditions aforesaid.

    (2) No delay or omission on ST Construction's part in exercising any right, power, privilege or remedy in respect of this Guarantee shall impair such right, power, privilege or remedy or be construed as a waiver of it nor shall any single or partial exercise of any such right, power, privilege or remedy preclude any further exercise of it or the exercise of any other right, power or privilege or remedy. The rights, powers, privileges and remedies provided in this Guarantee are cumulative and not exclusive of any rights, powers, privileges or remedies provided by law.

22. The liability of the Guarantor hereunder shall not be discharged by reason of the fact that any person is or has become in any way, whether with or without ST Construction's acceptance, liable to pay any of the moneys owing by the Company or the Guarantor hereunder or by reason of any time or other indulgence being granted by or with the consent of ST Construction to any such person or by reason of any arrangement being entered into or composition accepted by ST Construction modifying the operation of law or otherwise the rights and remedies of ST Construction under the provisions of this Guarantee.

23. For all purposes including any legal proceedings a certificate by any of ST Construction's officers as to the sums and liabilities due to ST Construction shall be prima facie evidence against the Guarantor.

24. The Guarantor shall pay forthwith on demand on a full indemnity basis:

    (1) all expenses including stamp duty (whether as penalty or otherwise), legal administrative, execution fees and any other costs or charges (including abortive costs) whether of ST Construction or otherwise and reasonably incurred or expended by ST Construction in connection with this Guarantee;

    (2) all legal fees as between solicitors and clients and other costs and disbursements whatsoever including but not limited to stamp or other duties incurred in connection with demanding and enforcing payment of moneys due hereunder or otherwise howsoever in enforcing this Guarantee or any of the covenants, undertakings, stipulations, terms, conditions or provisions of this Guarantee.

25. (1) The Guarantor hereby irrevocably authorises and appoints the Company (or such other person being a firm of advocates and solicitors resident in the Republic of Singapore as it may by written notice to ST Construction substitute) to be its agent in the Republic of Singapore for the purpose of receiving service of any legal proceedings, notices, demands and other correspondence in connection herewith required to be sent or given to the Guarantor. Any demand for payment of moneys or any other demand or notice under this Guarantee may be made given or served by or on behalf of ST Construction by any officer for the time being of ST Construction or by any person or firm for the time being acting as solicitor or solicitors for ST Construction in each case by letter addressed to the Guarantor and delivered by hand or sent by registered post to the Company's registered office specified at the commencement of this Guarantee (or the address of such substitute as may be appointed) and any and every demand or notice so made given or served shall be deemed to have been duly made given or served on the day it was so delivered or in the case of a demand or notice sent by registered post shall be deemed to have been duly made given or served when the registered letter would in the ordinary course be delivered notwithstanding the fact that the letter may be returned through the post office undelivered. Any change of the registered office of the Company will be notified to ST Construction in writing within seven (7) days thereof.

    (2) Notices, certificates and other correspondence in connection herewith required to be sent or given to ST Construction shall be addressed by the Guarantor and shall be sent to ST Construction's address specified at the commencement of this Guarantee (or to such other address as may from time to time be given by ST Construction to the Guarantor for that purpose) and any and every demand or notice so made given or served shall be deemed to have been duly made given or served on the day it was so delivered or in the case of a demand or notice sent by registered post shall be deemed to have been duly made given or served when the registered letter would in the ordinary course be delivered notwithstanding the fact that the letter may be returned through the post office undelivered.

    (3) All notices and demands in terms of this Guarantee shall be in writing unless otherwise specified in this Guarantee.

26. (1)   This Guarantee shall  be binding upon and inure to the benefit of the Guarantor and ST Construction and the successors in title and assigns of ST Construction. All undertakings, agreements, representations and warranties given, made or entered into by the Guarantor under this Guarantee shall survive the making of any assignments hereunder.

    (2) The Guarantor shall have no right to assign or transfer any of its rights hereunder and it shall remain fully liable for all of its undertakings, agreements, duties, liabilities and obligations hereunder, and for the due and punctual observance and performance thereof.

27. If any one or more of the provisions contained herein shall be deemed invalid, unlawful or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

28. (1)   The Guarantor hereby agrees that any legal action or proceedings arising out of or in connection with this Guarantee may be brought in the courts of the Republic of Singapore and the Guarantor irrevocably submits to the jurisdiction of such courts.

    (2) The Guarantor agrees that any writ, judgment or other notice of legal process arising out of or in connection with this Guarantee shall be deemed to be duly served on the Guarantor if it is served as provided in Clause 25(1).

    (3) The submission to the said jurisdiction shall not (and shall not be construed so as to) limit the right of ST Construction to take proceedings against the Guarantor in whatsoever jurisdictions shall to ST Construction seem fit nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

29. This Guarantee is in addition to and shall not merge with or otherwise prejudice or affect any other right remedy guarantee indemnity or security of ST Construction.

30. All capitalised terms and expressions used or referred to herein shall unless the context requires otherwise, have the meanings ascribed to them in the Assignment.

31. This Guarantee shall be governed by and construed in all aspects in accordance with the Laws of the Republic of Singapore.

      IN WITNESS WHEREOF  the Guarantor has hereunto affixed its Common Seal
      ------------------



The Common Seal of      )
Micropolis Corporation  )
was hereunto affixed in )
the presence of: -      )



 ...........................................  Director

                                                             [SEAL APPEARS HERE]

 ..........................................  Director/Secretary